Exhibit 3.2

Execution Version

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

K-SEA TRANSPORTATION PARTNERS L.P.

i

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF K-SEA TRANSPORTATION PARTNERS L.P.

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF K-SEA TRANSPORTATION PARTNERS L.P. dated as of September 10, 2010, is entered into by and among K-Sea General Partner L.P., a Delaware limited partnership, as the General Partner, together with any other Persons who are now or who become Partners in the Partnership or parties hereto as provided herein.  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“20 Day Period” has the meaning assigned to such term in Section 5.12(b)(viii)(C).

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such transaction.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” of a Partner means the Capital Account maintained for such Partner adjusted as provided herein.  The balance of an Adjusted Capital Account at a time is the balance of the Capital Account at the time (a) increased by any amounts that such Partner is obligated at that time to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of losses and deductions that are reasonably expected at that time to be allocated to such Partner in subsequent taxable periods of the Partnership under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that are reasonably expected at that time to be made to such Partner in subsequent taxable periods to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  The “Adjusted Capital Account” in respect of a General Partner Unit, a Common Unit, a Series A Preferred Unit or an Incentive Distribution Right or

any other Partnership Interest shall be the amount which the Adjusted Capital Account of a Partner would be if such General Partner Unit, Series A Preferred Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by that Partner from and after the date on which such General Partner Unit, Series A Preferred Unit, Incentive Distribution Right or other Partnership Interest was first issued.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of any item of property means the fair market value of such item of property as determined by the General Partner using such reasonable method of valuation as it may adopt.  The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of one or more properties that are contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each such item of property.

“Agreeing Partners” has the meaning assigned to such term in Section 13.2(b).

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P., as it may be amended, supplemented or restated from time to time.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)                                  the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b)                                 the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject and (iii) provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board of Directors” means, with respect to the Board of Directors of the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of the general partner of the General Partner.

“Book-Down Event” means an event after which a negative adjustment is made to the aggregate Carrying Values of the assets of the Partnership pursuant to Section 6.1(d).

“Book-Up Event” means an event after which a positive adjustment is made to the aggregate Carrying Values of the assets of the Partnership pursuant to Section 6.1(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5.  The “Capital Account” in respect of a General Partner Unit, a Common Unit, a Series A Preferred Unit, an Incentive Distribution Right or other Partnership Interest is the

Capital Account that would be maintained if such General Partner Unit, Common Unit, Series A Preferred Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Unit, Common Unit, Series A Preferred Unit, Incentive Distribution Right or other Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Contribution Agreement.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the construction of new, capital assets (including, without limitation, tankers, tank barges, tugs and related assets), in each case if such addition, improvement, acquisition or construction is made to increase the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” has the meaning assigned to such term in Section 6.3(a).

“Carrying Value” of an item of Partnership property immediately after the Closing Date is the fair market value of such item of Partnership property as determined by the General Partner using such reasonable method of valuation as it may adopt.  For purposes hereof, the Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership or is disregarded for federal income tax purposes.  The Carrying Value of any item of Partnership property shall be adjusted from time to time as provided in Section 5.5(b) and Section 5.5(d).  The initial Carrying Value of an item of property that is acquired by the Partnership after the Closing Date shall be the amount that would be the adjusted basis for federal income tax purposes of such property in the hands of the Partnership immediately after its acquisition if the adjusted basis for federal income tax purposes of each asset of the Partnership at that time were equal to its Carrying Value at that time and as if the adjusted basis for federal income tax purposes of any asset that is transferred to the Partnership was in the hands of the transferor immediately prior to the transfer equal to the fair market value of that asset (taking into account Section 7701(g) of the Code) immediately prior to the transfer.

“Cash Distribution Trigger Quarter” means the earlier of (i) the Quarter beginning July 1, 2012 and (ii) the first Quarter following the First Transaction Closing Date for which the Partnership resumes paying cash distributions with respect to the Common Units.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“claim” has the meaning assigned to such term in Section 7.12(c).

“Closing Date” means January 14, 2004.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include a Series A Preferred Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors by the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed for trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act but excluding cash, contributed to the Partnership.

“Contribution Agreement” means that certain Contribution Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership, EW Transportation LLC (formerly known as K-Sea Transportation LLC) and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Conversion Units” means Common Units issued upon conversion of Series A Preferred Units pursuant to Section 5.12.

“Convertible Securities” has the meaning assigned to such term in Section 5.12(b)(viii)(F).

“Converting Unitholder” means a Person entitled to receive Common Units upon conversion of Series A Preferred Units.

“Corrective Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to Section 6.1(d)(xi).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to Section 6.1(d)(x).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Distribution Sharing Agreement” has the meaning assigned to such term in Section 13.2(b).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Estimated Maintenance Capital Expenditures” means an estimate made in good faith by the Board of Directors of the General Partner (with the concurrence of the Conflicts Committee) of the average quarterly Maintenance Capital Expenditures that the Partnership will incur over the long term.  The Board of Directors of the General Partner will be permitted to make such estimate in any manner it determines reasonable in its sole discretion.  The estimate will be made annually and whenever an event occurs that is likely to result in a material adjustment to the amount of Maintenance Capital Expenditures on a long-term basis.  The Partnership shall disclose to its Partners any change in the amount of Estimated Maintenance Capital Expenditures in its reports made in accordance with Section 8.3 to the extent not previously disclosed.  Any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only.

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned to each term in Section 6.9.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Excess Units” has the meaning assigned to such term in Section 4.10(d).

“Expansion Capital Expenditures” means cash expenditures for Acquisitions of Capital Improvements.  Expansion Capital Expenditures shall not include Maintenance Capital Expenditures.

“First Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(C).

“First Target Distribution” means $0.55 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 2004, it means the product of $0.55 multiplied by a fraction of which the numerator is the number of days in such period, and of which the denominator is 91), subject to adjustment in accordance with Sections 6.6 and 6.9.

“First Transaction Closing Date” has the meaning assigned to such term in the Securities Purchase Agreement.

“Follow-On Price” has the meaning assigned to such term in Section 5.12(b)(viii)(G).

“Follow-On Units” has the meaning assigned to such term in Section 5.12(b)(viii)(G).

“General Partner” means K-Sea General Partner L.P., a Delaware limited partnership, and its successors and permitted assigns as general partner of the Partnership.

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.  A General Partner Unit is not a Unit.

“GP IDR Conversion Price” has the meaning assigned to such term in Section 6.10(a).

“GP IDR In-Kind Distribution Quarter” has the meaning assigned to such term in Section 6.10(a).

“GP IDR Product” has the meaning assigned to such term in Section 6.10(e).

“GP IDR Rebooking Price” has the meaning assigned to such term in Section 6.10(c).

“GP IDR-Related Distribution” means, with respect to each Quarter, an amount equal to (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest by (y) 100 less the General Partner’s Percentage Interest multiplied by (bb) the Incentive Distributions, if any, made with respect to the Quarter.  For this purpose, the General Partner’s Percentage Interest shall be determined with respect to each Quarter as of the Record Date for distributions with respect to the Quarter.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Holder” as used in Section 7.12 has the meaning assigned to such term in Section 7.12(a).

“Identified Units” has the meaning assigned to such term in Section 13.2(b).

“Incentive Distribution Right” means a non-voting Limited Partner Interest issued to the General Partner on the Interim Closing Date, which Partnership Interest confers upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest).  Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4 or any other provision of this Agreement.

“Indebtedness” means any of the following:  (a) the principal of and accrued interest or premium (if any) and premiums or penalties that would arise as a result of prepayment of (i) any indebtedness for borrowed money, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments, and (iii) any obligations, contingent or otherwise, under banker’s acceptance credit, or similar facilities; (b) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business; (c) any obligations with respect to hedging, swaps or similar arrangements; and (d) any guaranty of any of the foregoing.

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the general partner of the General Partner or any Departing Partner, (d) any individual who is or was a director, officer or manager of any Person which any of the preceding clauses of this definition describes or (e) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partners” means K-Sea Transportation LLC, a Delaware limited liability company, EW Holding Corp., a New York corporation, K-Sea Transportation Corp., a New York corporation, and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member (including the Common Units sold to the Underwriters pursuant to the exercise of the Over-Allotment Option); and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

“Interim Closing Date” means October 31, 2003.

“Issue Price” means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership; provided, that with respect to the Series A Preferred Units, the Issue Price shall be the Series A Issue Price.

“Junior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including but not limited to Common Units and Incentive Distribution Rights and any other class or series of Partnership Securities issued by the Partnership or any Subsidiary of the Partnership on or after the date of the Securities Purchase Agreement, but excluding any Series A Parity Securities and Series A Senior Securities.

“K-Sea GP” means K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner, and its successors and permitted assigns as the general partner of the General Partner.

“Limited Partner” means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII and IX, each Assignee; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right except as may otherwise be required by law.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Series A Preferred Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right except as may otherwise be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Maintenance Capital Expenditures” means cash capital expenditures (including expenditures for the addition or improvement to the capital assets owned by any Group Member or for the acquisition of existing, or the construction of new, capital assets) if such expenditure is made to maintain over the long term the operating capacity of the capital assets of the Partnership Group, as such assets existed at the time of such expenditure.  Maintenance Capital Expenditures shall not include Expansion Capital Expenditures.

“Maritime Laws” has the meaning assigned to such term in Section 4.10(a).

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.50 per Unit per Quarter (or with respect to the period commencing on the Closing Date and ending on March 31, 2004, it means the product of $0.50 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 91), subject to adjustment in accordance with Sections 6.6 and 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities or obligations either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed by the Partnership, the Partnership’s Carrying Value in such property assuming that the adjustment permitted by Section 5.5(d)(ii) is made immediately before the time such property is distributed, reduced by any liability or obligation either assumed by the distributee or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.  The amount of any Section 721 Contingent Obligation shall be determined by the General Partner and entered in the records of the Partnership as the amount at which such obligation was valued in the transaction in which it was assumed or the Partnership acquired property to which it was subject.

“Net Effect for the Partner” has the meaning assigned to such term in Section 6.1(d)(xi).

“Net Income” for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss and deduction that are recognized by the Partnership during such taxable period and on or before the Liquidation Date.  The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) but shall not include any items allocated under Section 6.1(d).

“Net Loss” for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss, or deduction that are recognized by the Partnership during such taxable period of the Partnership and on or before the Liquidation Date.  The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) but shall not include any items allocated under Section 6.1(d).

“Net Termination Gain” for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership during such taxable period of the Partnership and after the Liquidation Date.  The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) but shall not include any items that are allocated under Section 6.1(d) or under Section 5.12(b)(iv).

“Net Termination Loss” for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership during such taxable period of the Partnership and after the Liquidation Date.  The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) but shall not include any items that are allocated under Section 6.1(d) or under Section 5.12(b)(iv).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Non-U.S. Citizen” has the meaning assigned to such term in Section 4.10(h)(iii) for the purposes stated in Section 4.10(h).

“Non-U.S. Citizen Redemption Price” has the meaning assigned to such term in Section 4.10(e).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Omnibus Agreement” means that Omnibus Agreement, dated as of the Closing Date, among K-Sea GP, EW Transportation LLC (formerly known as New K-Sea Transportation LLC), EW Acquisition Corp. (formerly known as K-Sea Acquisition Corp.), EW Holding Corp. (formerly known as New EW Holding Corp.), EW Transportation Corp. (formerly known as New K-Sea Transportation Corp.), the General Partner, the Partnership, K-Sea OLP GP LLC and the Operating Partnership.

“Operating Expenditures” means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partner, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

(a)                                  Payments (including prepayments) of principal of and premium on indebtedness, other than Working Capital Borrowings, shall not constitute Operating Expenditures; and

(b)                                 Operating Expenditures shall not include (i) Expansion Capital Expenditures or actual Maintenance Capital Expenditures but shall include Estimated Maintenance Capital Expenditures, (ii) payment of transaction expenses relating to Interim Capital Transactions or (iii) distributions to Partners.  Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the General Partner’s good faith allocation between the amounts paid for each shall be conclusive.

“Operating Partnership” means K-Sea Operating Partnership L.P., a Delaware limited partnership, and any successors thereto.

“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(c)                                  the sum of (i) $5 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending on the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, less

(d)                                 the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period and (ii) the amount of cash reserves that are necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means Timothy J. Casey in his capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner; provided, further, that for purposes of the foregoing, unless the context otherwise requires, Series A Preferred Units shall be deemed to be of the same class of Partnership Securities as the Common Units.  For the avoidance of doubt, the Board of Directors has approved the issuance of the Series A Preferred Units to the Purchaser pursuant to the Purchase Agreement in accordance with clause (iii) of the immediately preceding sentence, and any Series A PIK Preferred Units and Conversion Units issued to the Purchaser shall be deemed to be approved by the Board of Directors in accordance with clause (iii) of the immediately preceding sentence and the foregoing limitations of the immediately preceding sentence shall not apply to the Purchaser with respect to their ownership of the Series A Preferred Units, Series A PIK Preferred Units and Conversion Units.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.  No distinction shall be made for purposes of Section 6.1 (or any other provision of this Agreement) between Common Units that are issued on the Closing Date to the Underwriters and any Common Units that are issued to the Underwriters pursuant to the Over-Allotment Option.

“Own” and “Owner” have the meanings assigned to such terms in Section 4.10(h)(i) for the purposes stated in Section 4.10(h).

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss or deduction determined in accordance with Section 5.5(b) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means K-Sea Transportation Partners L.P., a Delaware limited partnership, and any successors thereto.

“Partnership Event” has the meaning assigned to such term in Section 5.12(b)(viii)(H)(a).

“Partnership Event Change of Control Offer” has the meaning assigned to such term in Section 5.12(b)(viii)(H)(b).

“Partnership Event Payment” has the meaning assigned to such term in Section 5.12(b)(viii)(H)(b).

“Partnership Event Payment Date” has the meaning assigned to such term in Section 5.12(b)(viii)(H)(c)(ii).

“Partnership Group” means the Partnership, the Operating Partnership and any Subsidiary of any such entity, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Series A Preferred Units, General Partner Units and Incentive Distribution Rights.

“Percentage Interest” means as of any date of determination (a) as to the General Partner, with respect to General Partner Units and as to any Unitholder or Assignee with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder or Assignee (or, in the case of Series A Preferred Units, the number of Common Units into which such Series A Preferred Units held by such Unitholder or Assignee would then convert under Section 5.12(b)(viii)), by (y) the total number of Outstanding Units and General Partner Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage for each such Partnership Security as determined pursuant to procedures specified by the General Partner as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero.

“Permitted Percentage” has the meaning assigned to such term in Section 4.10(h)(iv) for the purposes stated in Section 4.10(h).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests and (c) when modifying holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“Purchaser” means the Purchaser as defined in the Securities Purchase Agreement.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Partnership.

“Recapture Income” means any gain recognized by the Partnership for federal income tax purposes (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-107084) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Required Allocations” means (a) any limitation imposed on the allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c) that is identified herein as a Required Allocation and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d) that is identified therein as a Required Allocation.

“Restricted Business” has the meaning assigned to such term in the Omnibus Agreement.

“Second Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(D).

“Second Target Distribution” means $0.625 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 2004, it means the product of $0.625 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 91), subject to adjustment in accordance with Sections 6.6 and 6.9.

“Second Transaction Closing Date” has the meaning assigned to such term in the Securities Purchase Agreement.

“Section 721 Contingent Obligation” means any obligation that is not a “liability”, within the meaning of Treasury Regulation Section 1.752-1(a)(1) or any successor thereto, and that is assumed by the Partnership as property is transferred to the Partnership or to which property that is transferred to the Partnership is subject, in each case in a transaction that is described in Section 721(a) of the Code.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 1, 2010 by and among the Partnership, the General Partner and the initial Series A Unitholder.

“Series A Adjusted Issue Price” means (i) the Series A Issue Price, divided by (ii) the Series A Conversion Rate.

“Series A Change of Control” means the occurrence of any of the following

(a)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)           the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the Limited Partners of the Partnership;

(c)           the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any Person (excluding the Series A Preferred Unit Partner), other than the owners of the General Partner immediately preceding the closing of the transactions contemplated by Securities Purchase Agreement, becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the equity of the General Partner or of the Common Units of the Partnership, measured by voting power rather than number of units;

(d)           notwithstanding anything provided in clauses (a) through (c) above, (i) any direct or indirect sale, conveyance, assignment, transfer, merger, consolidation or business combination that would result in the owners of the General Partner immediately preceding the closing of the transactions contemplated by the Securities Purchase Agreement owning, directly or indirectly, less than fifty percent (50%) of the equity of the General Partner, or (ii) any assignment or transfer of all or substantially all of the assets of the General Partner; or

(e)           consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Partnership.

“Series A Conversion Date” has the meaning assigned to such term in Section 5.12(b)(viii)(E).

“Series A Conversion Notice” has the meaning assigned to such term in Section 5.12(b)(viii)(B).

“Series A Conversion Notice Date” has the meaning assigned to such term in Section 5.12(b)(viii)(B).

“Series A Conversion Rate” means one Common Unit for each Series A Preferred Unit, subject to adjustment as set forth in Sections 5.12(b)(viii)(F) — (H).

“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.12(b)(ii)(A).

“Series A Distribution Rate” means (i) with respect to a Series A Quarterly Distribution for any Quarter prior to the Cash Distribution Trigger Quarter, an amount per Series A Preferred Unit equal to $0.18326 per Quarter, and (ii) with respect to a Series A Quarterly Distribution for the Cash Distribution Trigger Quarter and any Quarter thereafter, an amount per Series A Preferred Unit equal to the greater of (A) the aggregate amount of distributions in cash for such Quarter that would have been payable with respect to a Series A Preferred Unit if such Series A Preferred Unit had converted at the beginning of such Quarter into the number of Common Unit(s) into which such Series A Preferred Unit is convertible pursuant to Section 5.12(b)(viii) as of the date of such determination and (B) $0.18326 per Quarter; provided, however, with respect to the Series A Preferred Units issued on the First Transaction Closing Date that are Outstanding for the period commencing on the First Transaction Closing Date and ending on September 30, 2010, “Series A Distribution Rate” for the Quarter ending on September 30, 2010 shall mean an amount equal to $0.18326 per Series A Preferred Unit, multiplied by a fraction of which the numerator is the number of days in such period and the denominator is 92; provided, further, however, with respect to Series A Preferred Units issued on the Second Transaction Closing Date that are Outstanding for the period commencing on the Second Transaction Closing Date and ending on September 30, 2010 (or, if the Second Transaction Closing Date occurs after September 30, 2010, for the period commencing on the Second Transaction Closing Date and ending on December 31, 2010), “Series A Distribution Rate” for the Quarter ending on September 30, 2010 or the Quarter ending on December 31, 2010, as the case may be, shall mean an amount equal to $0.18326 per Series A Preferred Unit, multiplied by a fraction of which the numerator is the number of days in such period and the denominator is 92.

“Series A Forced Conversion Notice” has the meaning assigned to such term in Section 5.12(b)(viii)(D).

“Series A Forced Conversion Notice Date” has the meaning assigned to such term in Section 5.12(b)(viii)(D).

“Series A Issue Price” means $5.43 per Series A Preferred Unit.

“Series A Liquidation Value” means, with respect to each Series A Preferred Unit Outstanding as of the date of such determination, an amount equal to the sum of (i) the Series A Issue Price, plus (ii) all Series A Unpaid Cash Distributions and all accrued and unpaid interest thereon (determined in accordance with Section 5.12(b)(ii)(C)) plus, (iii) all accrued but unpaid distributions on such Series A Preferred Unit with respect to the Quarter in which the liquidation occurs, minus any distributions to such Series A Preferred Unit pursuant to clause (i) of Section 6.5.

“Series A Parity Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks pari passu with the Series A Preferred Units.

“Series A PIK Preferred Payment Date” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Series A PIK Preferred Units” has the meaning assigned to such term in Section 5.12(a).

“Series A Preferred Units” has the meaning assigned to such term in Section 5.12(a).

“Series A Preferred Unit Partner” means, collectively, KA First Reserve, LLC and any Affiliate of KA First Reserve, LLC that holds any Unit, including, but not limited to, any such Affiliate that (i) acquired Units by transfer from KA First Reserve, LLC, (ii) holds Common Units converted from Series A Preferred Units pursuant to this Agreement, or (iii) acquired any Units in any other transaction not in violation of this Agreement or applicable Law.

“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.12(b)(ii)(A).

“Series A Senior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.

“Series A Unitholder” means a holder of Record of Series A Preferred Units.

“Series A Unpaid Cash Distributions” has the meaning assigned to such term in Section 5.12(b)(ii)(C).

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subordinated Unit” means a Unit formerly representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Subordinated Units in the Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P.  All Subordinated Units have previously converted into Common Units.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination hereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Survivor Preferred Security” has the meaning assigned to such term in Section 5.12(b)(viii)(H)(a).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Taxable Period of the Partnership” or “taxable period of the Partnership” has the meaning assigned thereto in Section 5.5(b)(viii).

“Tax Cost” means the quotient obtained by dividing (A) the product of (x) the excess of (I) the highest marginal effective rate of federal, state and local income tax applicable to ordinary income of an individual resident in New York City, New York for the taxable year in which the Series A Conversion Date occurs with respect to the Series A Forced Conversion Notice over (II) the highest marginal effective rate of federal, state and local income tax applicable to long-term capital gain of an individual resident in New York City, New York for the taxable year in which the conversion occurs and (y) any corrective allocation (within the meaning of Proposed

Treasury Regulation Section 1.704-1(b)(4)(x)) made to a Unitholder (or any other taxable capital shift to a Unitholder) as a result of a conversion of such Unitholder’s Series A Preferred Units pursuant to Section 5.12(b)(viii)(C), by (B) one (1.00) minus the highest marginal effective rate of federal, state and local income tax applicable to ordinary income of an individual resident in New York City, New York for the taxable year in which the conversion occurs.

“Third Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(E).

“Third Target Distribution” means $0.75 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 2004, it means the product of $0.75 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 91), subject to adjustment in accordance with Sections 6.6 and 6.9.

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated January 8, 2004 providing for the purchase of Common Units by the Underwriters in the Initial Offering.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units and Series A Preferred Units but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.

“Unitholders” means the holders of Units.

“Unit Majority” means at least a majority of the Outstanding Common Units (including the outstanding Series A Preferred Units on an as-converted basis).

“Unit Register” means the register of the Partnership for the registration and transfer of Limited Partnership Interests as provided in Section 4.5.

“Unpaid MQD” has the meaning assigned to such term in Section 6.1(c)(i)(B).

“Unrealized Gain” of any item of Partnership property at a time means the excess, if any, of (a) the fair market value of such property at the time (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such time prior to any adjustment to be made pursuant to Section 5.5(d) as of such time.

“Unrealized Loss” of any item of Partnership property at a time means the excess, if any, of (a) the Carrying Value of such property as of the time (prior to any adjustment to be made pursuant to Section 5.5(d) as of such time) over (b) the fair market value of such property as of such time as determined under Section 5.5(d).

“Unrecovered Capital” at any time means the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Initial Common Units.

“U.S. Citizen” has the meaning assigned to such term in Section 4.10(h)(ii) for the purposes stated in Section 4.10(h).

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit agreement or other arrangement to the extent all such borrowings are required to be reduced to a relatively small amount each year (or for the year in which the Initial Offering is consummated, the 12-month period beginning on the Closing Date) for an economically meaningful period of time.

Section 1.2             Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) for so long as the General Partner has a general partner, references to directors, officers and employees of the General Partner shall mean the directors, officers and employees of K-Sea GP (and its successors and permitted assigns) acting for or on behalf of the General Partner.

ARTICLE II

ORGANIZATION

Section 2.1             Formation.

The General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.  On the Interim Closing Date, the General Partner and the Limited Partners entered into that certain First Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P. in connection with the transactions described in Section 5.1(b) of this Agreement.  On January 8, 2004, the General Partner and the Limited Partners entered into that certain Second Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P. in connection with the Initial Offering, which amended and restated the First Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P. in its entirety.  On May 1, 2006, the General Partner and the Limited Partners entered into that certain Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P., which amended and restated the Second Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P. in its entirety.  This Agreement amends and restates the Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P., as amended, in its entirety.  This amendment and restatement shall become effective on the date of this Agreement.  Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.  All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2             Name.

The name of the Partnership shall be “K-Sea Transportation Partners L.P.”  The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3             Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company.  The principal office of the Partnership shall be located at One Tower Center Boulevard, 17th Floor, East Brunswick, New Jersey 08816 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.  The address of the General Partner shall be One Tower Center Boulevard, 17th Floor, East Brunswick, New Jersey 08816 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4             Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a partner of the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement or that its subsidiaries are permitted to engage in by their limited liability company or partnership agreements or other organizational documents and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity does not affect the Partnership’s treatment as a partnership for Federal income tax purposes, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.  The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5             Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6             Power of Attorney.

(a)                                  Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

(ii)                                  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)                                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.7             Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII.  The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8             Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine.  The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1             Limitation of Liability.

The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2             Management of Business.

No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3             Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5 and the Omnibus Agreement and any other agreement between a Group Member and a Limited Partner or an Assignee, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.  Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 3.4             Rights of Limited Partners.

(a)                                  In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense:

(i)                                     to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)                                  promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii)                               to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iv)                              to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this

Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v)                                 to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)                              to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)                                 The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1             Certificates.

Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued; provided, however, with respect to the issuance of any Series A Preferred Units, the Partnership shall issue such Certificates in accordance with Section 5.12(b)(vii).  In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Units and (b) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities other than General Partner Units or Common Units, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities other than General Partner Units or Common Units. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board of Directors, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, the Units may be certificated or uncertificated as provided in the Delaware Act; provided, further, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership and the Underwriters.

Section 4.2             Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                                  If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate, or shall deliver other evidence of uncertificated Units, evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)                                 The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, or issue uncertificated Units, if the Record Holder of the Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new Certificate or uncertificated Units, before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the General Partner within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate or uncertificated Units.

(c)                                  As a condition to the issuance of any new Certificate or uncertificated Unit under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3             Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and a citizenship certification on behalf of such nominee, agent or representative and of the person for whom he is acting in such capacity and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

Section 4.4             Transfer Generally.

(a)                                  The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person who becomes a General Partner or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b)                                 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)                                  Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.

Section 4.5             Registration and Transfer of Limited Partner Interests.

(a)                                  The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests or transfers of uncertificated Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered or, upon request of the Person entitled thereto, new equivalent uncertificated Limited Partner Interests shall be issued to such Person and the transaction shall be recorded upon the books of the Partnership.

(b)                                 Except as otherwise provided in Section 4.9 and subject to Section 4.10:

(i)                                     with respect to certificated Limited Partner Interests, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application and citizenship certification duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto; and

(ii)                                  with respect to uncertificated Limited Partner Interests, the General Partner shall not recognize any transfer of uncertificated Limited Partner Interests until the transfer instructions from the registered owner of such uncertificated Limited Partner Interests are accompanied by a Transfer Application and citizenship certification duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)                                  Limited Partner Interests may be transferred only in the manner described in this Section 4.5.  The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d)                                 Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest.

Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e)                                  Subject to Section 4.10, a transferee of a Limited Partner Interest who has completed and delivered a Transfer Application and citizenship certification shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

(f)                                    Subject to Section 4.10, the General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons who are U.S. citizens.

Section 4.6             Transfer of the General Partner’s General Partner Interest.

(a)                                  Subject to Section 4.6(c) below, prior to December 31, 2013, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual) or the transfer by the General Partner of all or substantially all of its assets to another Person (other than an individual).

(b)                                 Subject to Section 4.6(c) below, on or after December 31, 2013, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(c)                                  Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee is a U.S. Citizen, (ii) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iv) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member.  In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7             Transfer of Incentive Distribution Rights.

Prior to December 31, 2013, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders (a) to an Affiliate of such holder (other than an individual) or (b) to another Person (other than an individual) in connection with (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person, (ii) the transfer by such holder of all or substantially all of its assets to such other Person or (iii) the sale of all or substantially all its equity interests to such other Person. Any other transfer of the Incentive Distribution Rights prior to December 31, 2013, shall require the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates).  On or after December 31, 2013, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval.  Notwithstanding anything herein to the contrary, no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement.

Section 4.8             Restrictions on Transfers.

(a)                                  Except as provided in Section 4.8(d) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (iv) cause the Partnership to violate the provisions of Section 4.10.

(b)                                 The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of any Group Member becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.  The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c)                                  Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

(d)                                 Any Transfer of a Conversion Unit shall be subject to the restrictions imposed by Section 6.11.

(e)                                  Prior to the date that is 180 days after the date of the First Transaction Closing Date, Series A Unitholders shall not Transfer any Series A Preferred Units without the prior written consent of the Partnership; provided, however, that the foregoing restriction shall not apply to a Transfer of Series A Preferred Units by a Series A Unitholder to its Affiliate if such Transfer would not, when aggregated with all other sales or exchanges of Partnership Securities within the prior 12-month period, result in a sale or exchange of 50% or more of the capital and profits interests in the Partnership within the meaning of Section 708(b)(1)(B) of the Internal Revenue Code and provided, further, that any Series A Unitholder may pledge all or any portion of its Series A Preferred Units to any holders of obligations owed or Securities issued by that Series A Unitholder, including to the trustee for, or representative of, such holders.

Section 4.9             Cancellation or Forfeiture of Property Under Non-Maritime Law; Redemption of Non-citizen Assignees.

(a)                                  If any Group Member is or becomes subject to any federal, state or local law or regulation (other than Maritime Law) that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee (other than under any Maritime Law), the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request.  If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.9(e).  In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the

General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b)                                 The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c)                                  Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind.  Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d)                                 At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9(e), and upon his admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

(e)                                  If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i)                                     The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests, or, if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)                                  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests.  The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of (x) if certificated, the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank or (y) if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv)                              After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(f)                                    The provisions of Sections 4.9(e) through (h) shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(g)                                 Nothing in Sections 4.9(e) or 4.9(f) or this Section 4.9(g) shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement.  Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen.  If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

(h)                                 This Section 4.9 shall not apply to the determination of whether a Person is a U.S. Citizen under applicable Maritime Law or to the treatment of any such Person under this Agreement in the event it is determined that such Person is a Non-U.S. Citizen under applicable Maritime Law.  Section 4.10 shall control for purposes of any such determination or treatment.

Section 4.10           Foreign Ownership of Units.

(a)                                  In General.  It is the policy of the Partnership that Non-U.S. Citizens should Own, individually or in the aggregate, no more than the Permitted Percentage of the Units.  If at any time Non-U.S. Citizens, individually or in the aggregate, become the Owners of more than the Permitted Percentage of the Units, then the Partnership shall have the power to take the actions prescribed in subparagraphs (c), (d) and (e) of this Section 4.10.  The provisions of this Section 4.10 are intended to assure that the Partnership remains in continuous compliance with the citizenship requirements of U.S. law, including Section 27 of the Merchant Marine Act of 1920, as amended, and the Shipping Act of 1916, as amended, for purposes of owning and operating the vessels in the U.S. coastwise trade (collectively, the “Maritime Laws”) and the regulations promulgated thereunder.  Any amendments to the Maritime Laws or the regulations relating to the citizenship of U.S. vessel owners or operators of coastwise trade vessels are deemed to be incorporated herein by reference.

(b)                                 Dual Unit Certificate System.  To implement the policy set forth in subparagraph (a) hereof, the Partnership may institute a Dual Unit Certificate System such that (i) each Unit Certificate representing Units that are Owned by a U.S. Citizen shall be marked “U.S. Citizen” and each Unit Certificate representing Units that are Owned by a Non-U.S. Citizen shall be marked “Non-U.S. Citizen,” but with all such Unit Certificates to be identical in all other respects and to comply with all provisions of the Delaware Act; (ii) to the extent necessary to enable the Partnership to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Partnership may require the Record Holders and the Owners of such Units to confirm their citizenship status from time to time, and voting rights and distributions payable with respect to Units held by such Record Holder or Owned by such Owner may, in the discretion of the General Partner, be withheld until confirmation of such citizenship status is received; and (iii) the Unit Register of the Partnership shall be maintained in such manner as to enable the percentage of Units that is Owned by Non-U.S. Citizens and by U.S. Citizens to be confirmed.  The General Partner is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the policy set forth in subparagraph (a) hereof.

(c)                                  Restrictions on Transfer; Change of Status.

(i)                                     Any transfer, or attempted transfer, of any Units, the effect of which would be to cause one or more Non-U.S. Citizens to Own Units in excess of the Permitted Percentage, shall be ineffective as against the Partnership, and neither the Partnership nor its Transfer Agent shall register such transfer or purported transfer on the Unit Register of the Partnership and neither the Partnership nor its Transfer Agent shall be required to recognize the transferee or purported transferee thereof as a Unitholder of the Partnership for any purpose whatsoever except to the extent necessary to effect any remedy available to the Partnership under this Section 4.10. A citizenship certificate may be required from all transferees (and from any recipient upon original issuance) of Units of the Partnership and, if such transferee (or recipient) is acting as a fiduciary or nominee for an Owner, such Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

(ii)                                  Each Record Holder and Owner shall advise the Partnership in writing of any change in such Record Holder’s or Owner’s citizenship status.

(d)                                 No Voting Rights; Temporary Withholding of Distributions.  If on any date (including any record date) the number of Units that is Owned by Non-U.S. Citizens is in excess of the Permitted Percentage (such Units herein referred to as the “Excess Units”), the General Partner shall determine those Units Owned by Non-U.S. Citizens that constitute such Excess Units.  The determination of those Units that constitute Excess Units shall be made by reference to the date or dates Units were acquired by Non-U.S. Citizens, starting with the most recent acquisition of Units by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of Units by Non-U.S. Citizens from and after the acquisition of those Units by a Non-U.S. Citizen that first caused the Permitted Percentage to be exceeded.  The determination of the General Partner as to those Units that constitute the Excess Units shall be conclusive.  Units deemed to constitute such Excess Units shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the Unitholders of the Partnership for a vote thereon.  The Partnership shall (so long as such excess exists) withhold the payment of regular distributions, if any, and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Units.  At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any Units previously deemed to be Excess Units and any distribution with respect thereto that has been withheld shall be due and paid solely to the Record Holders of such Units at the time the Permitted Percentage is no longer exceeded.

(e)                                  Redemption of Excess Units.  The Partnership shall have the power, but not the obligation, to redeem Excess Units subject to the following terms and conditions:

(i)                                     the per Unit redemption price (the “Non-U.S. Citizen Redemption Price”) to be paid for the Excess Units to be redeemed shall be the sum of (A) the Current Market Price of the Units and (B) any distribution declared with respect to such Units prior to the date such Units are called for redemption hereunder but which has been withheld by the Partnership pursuant to subparagraph (d);

(ii)                                  the Non-U.S. Citizen Redemption Price shall be paid in cash;

(iii)                               a notice of redemption shall be given by first class mail, postage prepaid, mailed not less than ten (10) days prior to the redemption date to each holder of record of the Units to be redeemed, at such holder’s address as the same appears on the Unit Register of the Partnership.  Each such notice shall state (A) the redemption date, (B) the number of Units to be redeemed from such holder, (C) the Non-U.S. Citizen Redemption Price, and the manner of payment thereof, (D) the place where certificates for such Units are to be surrendered for payment of the Non-U.S. Citizen Redemption Price, and (E) that distributions on the Units to be redeemed will cease to accrue on such redemption date;

(iv)                              from and after the redemption date, distributions on the Units called for redemption shall cease to accrue and such Units shall no longer be deemed to be outstanding and all rights of the holders thereof as Unitholders of the Partnership (except the right to receive from the Partnership the Non-U.S. Citizen Redemption Price) shall cease.  If certificated, upon surrender of the certificates for any Units so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the General Partner shall so require and the notice shall so state), and, if uncertificated, upon receipt of proper transfer instructions from the registered owner of the uncertificated Common Units, such Units shall be redeemed by the Partnership at the Non-U.S. Citizen Redemption Price. In case fewer than all the Units represented by any such certificate are redeemed, a new certificate or uncertificated Units shall be issued representing the Units not redeemed without cost to the holder thereof; and

(v)                                 such other terms and conditions as the General Partner may reasonably determine.

(f)                                    Determination of Citizenship.  In determining the citizenship of the Owners or their transferees of Units, the General Partner may rely on the Unit Register of the Partnership and the citizenship certificates given by the Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to establish the citizenship of such Owners, transferees or recipients of the Units.  The determination of the citizenship of Owners and their transferees of the Units may also be subject to proof in such other way or ways as the General Partner may deem reasonable.  The General Partner may at any time require proof, in addition to the citizenship certificates, of any Owner or proposed transferee of Units, and the payment of distributions may be withheld, and any application for transfer of ownership on the Unit Register of the Partnership may be refused, until such additional proof is submitted.  The determination of the General Partner as to the citizenship of the Owners or their transferees in accordance with this subparagraph (f) shall be conclusive.

(g)                                 Severability.  Each provision of subparagraphs (a) through (f) of this Section 4.10 is intended to be severable from every other provision.  If any one or more of the provisions contained in such subparagraphs of this Section 4.10 is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of subparagraphs (a) through (f) of this Section 4.10 shall not be affected, and such subparagraphs of this Section 4.10 shall be construed as if the provisions held to be invalid, illegal or unenforceable had been reformed to the extent required to be valid, legal and enforceable.

(h)                                 For purposes of this Section 4.10:

(i)                                     A Person shall be deemed the “Owner” of, or to “Own” Units or other ownership interests to the extent such Units or other ownership interests are (a) owned beneficially or held of record (with the power to act on behalf of the Beneficial Owner), with respect to any class of stock, by such Person; (b) may be voted by such Person; (c) entitled to distributions in respect of such Units by such Person; or (d) which by any other means whatsoever controlled by such Person, or in which control is permitted to be exercised by such Person, with the General Partner being authorized to determine reasonably the meaning of such control for this purpose under the guidelines set forth in Subpart C (Sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as amended, modified or supplemented).

(ii)                                  “U.S. Citizen” shall mean: (a) an individual who is native-born, naturalized, a derivative citizen of the United States, or otherwise qualifies as a United States citizen; (b) a partnership of which all of its general partners are citizens of the United States and at least 75% of the interest in the partnership is Owned by citizens of the United States; (c) a trust whereby each of its trustees is a citizen of the United States, each beneficiary with an enforceable interest in the trust is a citizen of the United States, and at least 75% of the interest in the trust is Owned by citizens of the United States; (d) an association or joint venture if each of its members is a citizen of the United States; (e) a corporation if (I) it is incorporated under the laws of the United States or of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, (II) its chief executive officer, by whatever title, and its chairman of the board of directors are citizens of the United States, (III) no more of its directors are non-citizens than a minority of the number necessary to constitute a quorum, and (IV) at least 75% of the interest in the corporation is Owned by citizens of the United States; (f) a governmental entity that is an entity of the federal government of the United States or of the government of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, all as further defined in Subpart C (Sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as amended, modified or supplemented.  With respect to a limited liability company, a “U.S. Citizen” shall mean an entity that meets the requirements of subclause (b) above if organized like a partnership where each member serves as a general partner, or an entity that meets the requirements of subclause (e) above if the entity is organized like a corporation where the members cede authority to a board of directors and entity officers; provided, however, in the event that regulations are promulgated defining a “U.S. Citizen” for purposes of a limited liability company, “U.S. Citizen for a limited liability company shall have the meaning set forth in such regulations.

(iii)                               The term “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(iv)                              The term “Permitted Percentage” shall mean a percentage equal to not more than 24.0% as determined from time to time by the General Partner, it being understood that the initial percentage is 15.0%.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1             Organizational Contributions; Interim Closing.

(a)                                  In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $20.00 for the General Partner Interest in the Partnership and has been admitted as the general partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $980.00 for a 98% Limited Partner interest in the Partnership and has been admitted as a limited partner of the Partnership.

(b)                                 On the Interim Closing Date, (i) (A) the interest of the Organizational Limited Partner was redeemed, (B) the initial Capital Contribution of the Organizational Limited Partner was refunded, and (C) the Organizational Limited Partner ceased to be a limited partner of the Partnership; and (ii) in exchange for identifying assets to be contributed to the Operating Partnership on the Closing Date, the Partnership (A) issued the Incentive Distribution Rights to the General Partner and continued the General Partner’s General Partner Interest, (B) issued 665,000 Common Units and 2,983,182 Subordinated Units to K-Sea Transportation LLC, a Delaware limited liability company, (C) issued 727,273 Subordinated Units to EW Holding Corp., a New York corporation, and (D) issued 454,545 Subordinated Units to K-Sea Transportation Corp., a New York corporation.  Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of the Organizational Limited Partner’s initial Capital Contribution was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner.  On the Closing Date and pursuant to the Contribution Agreement, (i) EW

Transportation LLC, a Delaware limited liability company formerly known as New K-Sea Transportation LLC, succeeded to the interest of K-Sea Transportation LLC, a Delaware limited liability company, in the Partnership, (ii) EW Holding Corp., a Delaware corporation formerly known as New EW Holding Corp., succeeded to the interest of EW Holding Corp., a New York corporation, in the Partnership, and (iii) EW Transportation Corp., a Delaware corporation formerly known as New K-Sea Transportation Corp., succeeded to the interest of K-Sea Transportation Corp., a New York corporation, in the Partnership.

Section 5.2             Contributions by the General Partner and its Affiliates.  Upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount up to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest by (B) 100 less the General Partner’s Percentage Interest times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests.  Except as set forth in Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

Section 5.3             Contributions by Underwriters.

(a)                                  On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Closing Date, and the Partnership shall issue such number of Common Units to each such Underwriter.  Upon receipt by the Partnership of the Capital Contributions from the Underwriters as provided in this Section 5.3(a), the Partnership used $2,742,875 of such cash to redeem 125,000 Common Units from EW Transportation LLC (formerly known as New K-Sea Transportation LLC).

(b)                                 Upon the exercise of the Over-Allotment Option, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Option Closing Date, and the Partnership issued such number of Common Units to each such Underwriter.  Upon receipt by the Partnership of the Capital Contributions from the Underwriters as provided in this Section 5.3(b), the Partnership used all of such cash to redeem from EW Transportation LLC (formerly known as New K-Sea Transportation LLC) that number of Common Units equal to the number of Common Units issued to the Underwriters pursuant to the Over-Allotment Option.

(c)                                  No Limited Partner Interests were issued or issuable as of or at the Closing Date other than (i) the Common Units issuable pursuant to subparagraph (a) hereof in aggregate number equal to 3,625,000, and (ii) the “Option Units” as such term is used in the Underwriting Agreement in an aggregate number up to 540,000 issuable upon exercise of the Over-Allotment Option pursuant to subparagraph (b) hereof.

Section 5.4             Interest and Withdrawal.  No interest shall be paid by the Partnership on Capital Contributions.  No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.  Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.  Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17- 502(b) of the Delaware Act.

Section 5.5             Capital Accounts.

(a)                                  The Partnership shall maintain for each Partner (or a Beneficial Owner of Partnership Securities held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and the methodology set forth in Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property (other than Series A PIK Preferred Units) made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.  The Partnership shall follow the methodology set forth in the proposed noncompensatory option regulations under Proposed Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3 at all times, including when the assets of the Partnership are revalued or any Series A Preferred Units are converted pursuant to Section 5.12.  For the avoidance of doubt, the Series A Preferred Units will be treated as a partnership interest in the Partnership for federal income tax purposes, and, therefore, each holder of a Series A Preferred Unit will be treated as a partner in the Partnership.  The initial Capital Account balance in respect of each Series A Preferred Unit (determined, in the case of a Series A PIK Preferred Unit, immediately prior to the application of Section 5.5(d) hereof) shall be the Series A Issue Price.  The Capital Account balance of each holder of Series A Preferred Units in respect of its Series A Preferred Units shall not be increased or decreased as a result of the accrual and accumulation of an unpaid distribution pursuant to Section 5.12(b)(ii)(A) or Section 5.12(b)(ii)(B) in respect of such Series A Preferred Units except as otherwise provided in this Agreement.

(b)                                 The items of income, gain, loss or deduction that are recognized by the Partnership for federal income tax purposes during a taxable period of the Partnership shall be adjusted as is set out in this Section 5.5(b) and shall then be allocated among the Partners as is provided in Section 6.1.

(i)                                     The Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is, in each case, classified as a partnership or is disregarded for federal income tax purposes.

(ii)                                  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that cannot either be deducted or amortized under Section 709 of the Code shall be treated as an item of deduction at the time such fees and other expenses are incurred.  Any such fees and expenses that were incurred in connection with the Initial Offering shall be deemed to have been incurred after the Initial Offering and if the Over-Allotment Option is exercised shall be deemed to have been incurred after the issuance of Units pursuant to the Over-Allotment Option.

(iii)                               The computation of items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code provided that if an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Section 734(b) or 743(b) of the Code, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of income or deduction, as the case may be, at the time of the adjustment, and the Carrying Value of each Partnership asset in respect of which there was such an adjustment shall also be adjusted at that time.

(iv)                              Any income, gain, deduction or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property were equal to the Partnership’s Carrying Value for such property as of the date of disposition.  If the Partnership pays, discharges or otherwise settles a Section 721 Contingent Obligation for an amount that is more or less than the amount that was assigned thereto upon its assumption or upon the acquisition of property to which it was subject, then the Partnership shall recognize for purposes of this Section 5.5 (b) a deduction or income, respectively, in the amount of such excess or shortfall.

(v)                                 Any deductions for depreciation, cost recovery or amortization that are attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value thereof and by using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes and appropriately taking into account the length of any short taxable period of the Partnership; provided, however, that, if the Partnership property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.  Any deduction for depreciation, cost recovery or amortization in respect of Partnership property that is determined pursuant to this Section 5.5(b) shall reduce the Carrying Value of that Partnership property as of the end of the taxable period of the Partnership in which such deduction was recognized. Notwithstanding the foregoing portion of this Section 5.5(b)(v), such deductions for depreciation, cost recovery, or amortization shall be determined with respect to any portion of Carrying Value with respect to which Treasury Regulation Section 1.704-3 (d) remedial allocations are to be made (including reverse section 704(c) allocations that are to be made as Treasury Regulation Section 1.704-3(d) remedial allocations) pursuant to provisions hereof in accordance with a method that is permitted by such Treasury Regulation Section 1.704-3(d) and that is selected by the General Partner.

(vi)                              If the Partnership’s adjusted basis in property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall be an additional depreciation or cost recovery deduction in the year such property is placed in service at the time of such reduction and shall be treated as a reduction in the Carrying Value of such property.  Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be an item of income at the time of such restoration and shall be treated as an increase in the Carrying Value of such property at the time of such restoration.

(vii)                           Any items of gain and loss that are determined pursuant to Section 5.5(d) hereof shall be treated as items of income and deduction, respectively, that are recognized in the taxable period of the Partnership that ends with the event that causes the determination of such gain or loss.  An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and are not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

(viii)                        A taxable period of the Partnership includes a taxable year of the Partnership.  The portion of a taxable period of the Partnership that ends with an event in respect of which there is an adjustment to Carrying

Values pursuant to Section 5.5(d) hereof shall be treated as the end of a taxable period of the Partnership.  The portion of such taxable year of the Partnership that begins immediately thereafter shall be treated as a taxable period for purposes of the preceding sentence with the result that each taxable year of the Partnership may contain one or more taxable periods of the Partnership.

(c)                                  A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d)                                 (i)            In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or other property, the issuance of additional Partnership Interests for the provision of services, the conversion of a General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the conversion of a Series A Preferred Unit or upon the occurrence of any event that is specified in Treasury Regulations as they may be amended from time to time after which the balance of Capital Accounts may be adjusted as provided herein and that is not described in Section 5.5(d)(ii), then the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to Partnership property to be recognized as if there had been a sale of all such property immediately prior to such issuance, or immediately after such conversion (with respect to the conversion of a Series A Preferred Unit), in which event Capital Account balances of the Partners and the Carrying Value of each Partnership property shall be adjusted immediately prior to such issuance or on the date of such conversion to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance or on the date of such conversion; provided that the General Partner shall cause Unrealized Gain or Unrealized Loss to be recognized and Carrying Values to be adjusted pursuant to this sentence if doing so would cause Corrective Allocations to be made pursuant to Section 6.1(d)(xi).  The General Partner shall adjust such Carrying Values in respect of the contributions that are made on the Closing Date.  If the operation of this sentence is triggered by the conversion of a Series A Preferred Unit, any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) first to the Partners holding converted Series A Preferred Units until the Capital Account of each converted Series A Preferred Unit is equal to the Per Unit Capital Amount for a then Outstanding Initial Common Unit, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Sections 6.1(c) and (d) in the same manner as any item of gain or loss actually recognized would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the conversion of a Series A Preferred Unit is not sufficient to cause the Capital Account of each converted Series A Preferred Unit to equal the Per Unit Capital Amount for a then Outstanding Initial Common Unit, then Capital Account balances shall be reallocated between the Partners holding converted Series A Preferred Units and the Partners holding Common Units (other than converted Series A Preferred Units) so as to cause the Capital Account of each converted Series A Preferred Unit to equal the Per Unit Capital Amount for a then Outstanding Initial Common Unit, in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3).  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to the issuance of additional Partnership Interests or immediately after the conversion of a Series A Preferred Unit shall be determined by the General Partner using such reasonable method of valuation as it may adopt (taking into account Section 7701(g) of the Code); provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time and must reduce the fair market value of all Partnership assets by the excess, if any, of the fair market value of any Series A Preferred Units that have not yet been converted over the aggregate Issue Price of such Series A Preferred Units to the extent of any Unrealized Gain that has not been reflected in the Partners’ Capital Accounts previously pursuant to Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2).  The General Partner shall allocate such aggregate value among the assets of the Partnership in such manner as it determines in its discretion to be reasonable.

(ii)                                  In accordance with Treasury Regulation 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to each Partnership property to be recognized and allocated in the same manner as provided in Section 5.5(d)(i), as if there had been a sale of such property immediately prior to such distribution in which event the Carrying Value of each Partnership property shall be adjusted as of the beginning of the next taxable period to an amount equal to the fair market value thereof; provided that the General Partner shall cause Unrealized Gain or Unrealized Loss to be recognized and Carrying Values to be adjusted pursuant to this sentence if doing so would permit Corrective Allocations to be made pursuant to Section 6.1(d)(xi).  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4 be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4 be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt (taking into account Section 7701(g) of the Code).

(iii)                               After any adjustment of Carrying Values pursuant to Section 5.5(d)(i) or 5.5(d)(ii), the General Partner shall determine the way, if any, in which such changes in Carrying Value shall affect the allocations for federal, state and local income tax purposes pursuant to Section 6.2 of the items of income, gain, loss, deduction and credit that are recognized by the Partnership for such purposes.  Any such determination shall be entered in the records of the Partnership.

Section 5.6             Issuances of Additional Partnership Securities.

(a)                                  The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners, subject to Section 5.12(b)(vi).

(b)                                 Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions (the specification of which may include an amendment of Section 6.1); (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)                                  The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities.  The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.  The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading and with Maritime Laws.

Section 5.7             Fractional Units.

No fractional Units or fractional General Partner Units shall be issued by the Partnership.

Section 5.8             Reserved.

Section 5.9             Limited Preemptive Right.

Except as provided in this Section 5.9 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.  The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 5.10           Splits and Combinations.

(a)                                  Subject to Sections 5.10(d), 6.6 and 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units (including the number of Common Units into which Series A Preferred Units may convert) are proportionately adjusted retroactive to the beginning of the Partnership.

(b)                                 Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice.  The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The General

Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Securities to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate or uncertificated Units, the surrender of any Certificate, or other evidence satisfactory to the General Partner of the ownership of any uncertificated Partnership Securities, held by such Record Holder immediately prior to such Record Date.

(d)                                 The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units.  If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.7 and this Section 5.10(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.11           Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and nonassessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

Section 5.12           Establishment of Series A Preferred Units.

(a)                                  General. The Partnership hereby designates and creates a series of Units to be designated as “Series A Preferred Units” and consisting of a total of 18,416,206 Series A Preferred Units, plus any additional Series A Preferred Units issued in kind as a distribution pursuant to Section 5.12(b)(ii) (“Series A PIK Preferred Units”, and together with such Series A Preferred Units issued as of the date of the closing of the transactions contemplated by the Securities Purchase Agreement, the “Series A Preferred Units”), having the same rights and preferences, and subject to the same duties and obligations as the Common Units, except as set forth in this Section 5.12, Section 6.1 and Section 6.11.  Other than with respect to Series A PIK Preferred Units, the class of Series A Preferred Units shall be closed immediately following the Second Transaction Closing Date, and thereafter no additional Series A Preferred Units shall be designated, created or issued without the prior written approval of the holders of a majority of the Outstanding Series A Preferred Units.

(b)                                 Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and shall be subject to the following duties and obligations:

(i)                                     Allocations.

(A)                              Notwithstanding anything to the contrary in Section 6.1(a), (x) following any allocation made pursuant to Section 6.1(a)(i) and prior to any allocation made pursuant to Section 6.1(a)(ii), any Net Income shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Adjusted Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value and (y) in no event shall any Net Income be allocated pursuant to Section 6.1(a)(ii) in respect of Series A Preferred Units.

(B)                                Notwithstanding anything to the contrary in Section 6.1(b), Unitholders holding Series A Preferred Units shall not receive any allocation pursuant to Section 6.1(b) unless and until the Adjusted Capital Accounts of the General Partner and all other Unitholders holding Common Units have been reduced to zero pursuant to Section 6.1(b)(i), in which case prior to allocating any remaining Net Losses to the General Partner pursuant to Section 6.1(b)(ii), Net Losses shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Adjusted Capital Accounts of such Unitholders in respect of such Units have been reduced to zero.

(C)                                Notwithstanding anything to the contrary in Section 6.1(c)(i), (x) Unitholders holding Series A Preferred Units shall be allocated Net Termination Gain in accordance with Section 6.1(c)(i)(A) but shall not receive any allocation pursuant to Sections 6.1(c)(i)(B) — (F) with respect to their Series A Preferred Units, and (y) following any allocation made pursuant to Section 6.1(c)(i)(A) and prior to any allocation made pursuant to Section 6.1(c)(i)(B), any remaining Net Termination Gain shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value.

(D)                               Notwithstanding anything to the contrary in Section 6.1(c)(ii), (x) Unitholders holding Series A Preferred Units shall not receive any allocation pursuant to Section 6.1(c)(ii)(A) with respect to their Series A Preferred Units, and (y) following the allocations made pursuant to Section 6.1(c)(ii)(A), and prior to any allocation made pursuant to Section 6.1(c)(ii)(B), any remaining Net Termination Loss shall be allocated to all Unitholders holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit has been reduced to zero.

(ii)                                  Distributions.

(A)                              Commencing with the Quarter ending on September 30, 2010, the holders of the Series A Preferred Units as of an applicable Record Date shall be entitled to receive cumulative distributions (each, a “Series A Quarterly Distribution”), prior to any other distributions made in respect of any other Partnership Securities pursuant to Section 6.4 or Section 6.5, in an amount equal to the Series A Distribution Rate on each Outstanding Series A Preferred Unit.  All such distributions shall be paid Quarterly within forty-five (45) days after the end of each Quarter (each such payment date, a “Series A Distribution Payment Date”).  For the Quarter ending September 30, 2010, and for each Quarter thereafter through and including the Quarter immediately prior to the Cash Distribution Trigger Quarter, the Series A Quarterly Distribution shall be paid in Series A PIK Preferred Units.  The number of Series A PIK Preferred Units to be issued in connection with any Series A Quarterly Distribution paid in Series A PIK Preferred Units shall be determined by dividing (i) the product of the Series A Distribution Rate multiplied by the number of Outstanding Series A Preferred Units, by (ii) the Series A Adjusted Issue Price; provided, that fractional Series A PIK Preferred Units shall not be issued to any person (each fractional Series A PIK Preferred Unit shall be rounded to the nearest whole Series A PIK Preferred Unit (and a 0.5 Series A PIK Preferred Unit shall be rounded to the next higher Series A PIK Preferred Unit)).  With respect to the Cash Distribution Trigger Quarter and all Quarters thereafter, the Series A Quarterly Distributions shall be paid entirely in cash at the Series A Distribution Rate.  If the Partnership establishes a Record Date for any distribution to be made by the Partnership on other Partnership Securities pursuant to Sections 6.4 or 6.5, then the Record Date established pursuant to this Section 5.12(b)(ii) for a Series A Quarterly Distribution in respect of any Quarter shall be the same Record Date established for any distribution to be made by the Partnership in respect of distributions on other Partnership Securities pursuant to Sections 6.4 or 6.5 for such Quarter.  Unless otherwise expressly provided, references in this Agreement to Series A Preferred Units shall include all Series A PIK Preferred Units Outstanding as of the date of such determination.

(B)                                When any Series A PIK Preferred Units are payable to a holder of Series A Preferred Units pursuant to this Section 5.12, the Partnership shall issue the Series A PIK Preferred Units to such holder no later than the Series A Distribution Payment Date (the date of issuance of such Series A PIK Preferred Units, the “Series A PIK Preferred Payment Date”).  On the Series A PIK Preferred Payment Date, the Partnership shall issue to such Series A Unitholder a certificate or certificates for the number of Series A PIK Preferred Units to which such Series A Unitholder shall be entitled.  The issuance of the Series A PIK Preferred Units pursuant to this Section 5.12(b)(ii) shall be deemed to have been made on the first day of the Quarter following the Quarter in respect of which such payment of Series A PIK Preferred Units was due.  Prior to the Cash Distribution Trigger Quarter, if, in violation of this Agreement, the Partnership fails to pay in full any Series A Quarterly Distribution in kind when due, then the holders entitled to the unpaid Series A PIK Preferred Units shall be entitled to Series A Quarterly Distributions in subsequent Quarters, to receive the Series A Liquidation Value in accordance with Section 5.12(b)(iv) in respect of such Series A PIK Preferred Units, and to all other rights under this Agreement as if such unpaid Series A PIK Preferred Units had in fact been distributed on the date due. Nothing in this clause (B) shall alter the obligation of the Partnership to pay any unpaid Series A PIK Preferred Units or the right of the holders of Series A Preferred Units to enforce this Agreement to compel the Partnership to distribute any unpaid Series A PIK Preferred Units.

(C)                                Beginning with the Cash Distribution Trigger Quarter, if in violation of this Agreement, the Partnership fails to pay in full any Series A Quarterly Distribution when due, then, without limiting any rights of the holders of the Series A Preferred Units to compel the Partnership to make such distribution, (w) the amount of such unpaid distributions (“Series A Unpaid Cash Distributions”) will accrue and accumulate from the last day of the Quarter in respect of which such payment is due until paid in full, (x) any Series A Unpaid Cash Distribution shall accrue interest from the applicable Series A Distribution Payment Date at rate equal to 13.5% per annum, (y) the Partnership shall not be permitted to, and shall not, declare or make (i) any distributions in respect of any Junior Securities and (ii) any distributions in respect of any Series A Parity Securities, unless and until all arrearages with respect to any Series A Quarterly Distribution, including accrued but unpaid interest thereon, has been paid in full in cash.

(D)                               If all or any portion of a Series A Quarterly Distribution is to be paid in cash, then the aggregate amount of such cash to be so distributed in respect of the Series A Preferred Units Outstanding as of the Record Date for such Series A Quarterly Distribution shall be paid out of Available Cash prior to making any distribution pursuant to Sections 6.4 or 6.5.  To the extent that any portion of a Series A Quarterly Distribution to be paid in cash with respect to any Quarter exceeds the amount of Available Cash for such Quarter, an amount of cash equal to the Available Cash for such Quarter will be paid to the Series A Unitholders and the balance of such Series A Quarterly Distribution shall be an arrearage and accrue interest as set forth in Section 5.12(b)(ii)(C).  The Partnership shall provide written notice to the Series A Unitholders, not later than the twentieth (20th) day following the end of such Quarter, describing in reasonable detail the Partnership’s calculation of Available Cash for such Quarter and the portion, if any, of the Series A Quarterly Distribution the Partnership will be unable to pay on the applicable Series A Distribution Payment Date.

(E)                                 Any distribution in respect of a Series A Preferred Unit pursuant to Section 5.12(b)(ii)(A), whether payable in cash or in Series A PIK Preferred Units, shall be payable without regard to the Partnership’s income and, to the extent any such distribution is greater than any income allocated with respect to such distribution pursuant to Section 5.12(b)(i), such distribution will be treated as a guaranteed payment pursuant to Section 707(c) of the Code.

(F)                                 Notwithstanding anything in this Section 5.12(b)(ii) to the contrary, with respect to Series A Preferred Units that are converted into Common Units, the holder thereof shall not be entitled to a Series A Preferred Unit distribution and a Common Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date.  For the avoidance of doubt, if a Series A Conversion Notice Date or a Series A Forced Conversion Notice Date, as applicable, occurs prior to the close of business on a Record Date for payment of a distribution on the Common Units, the applicable holder of Series A Preferred Units shall receive only the Common Unit distribution with respect to such period.

(G)                                Notwithstanding anything in Article VI to the contrary, neither the General Partner nor the holders of Incentive Distribution Rights shall be entitled to receive distributions or allocations of income or gain that correspond or relate to amounts distributed or allocated to Unitholders in respect of Series A Preferred Units, regardless of whether the amounts so distributed or allocated in respect of the Series A Preferred Units were determined under clause (ii)(A) of the definition of “Series A Distribution Rate” or were otherwise determined on an “as converted” basis.

(iii)                               Issuance of Series A Preferred Units.  On the First Transaction Closing Date and the Second Transaction Closing Date, Series A Preferred Units shall be issued by the Partnership pursuant to the terms and conditions of the Securities Purchase Agreement.

(iv)                              Liquidation Value. In the event of any liquidation and winding up of the Partnership under Section 12.4 or a sale, exchange or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the holders of the Series A Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any Assignees, prior and in preference to any distribution of any assets of the Partnership to the holders of any other class or series of Partnership Securities, the positive value in each such holder’s Capital Account in respect of such Series A Preferred Units. If in the year of such liquidation and winding up, or sale, exchange or other disposition of all or substantially all of the assets of the Partnership, any such holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Liquidation Value of such Series A Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution or winding up any such holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Series A Liquidation Value of such Series A Preferred Units after the application of the preceding sentence, then to the extent permitted by law and notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series A Preferred Unit is equal to the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation).  At such time as such allocations have been made to the Outstanding Series A Preferred Units, Net Termination Gain or Net Termination Loss shall be allocated to the Partners pursuant to Section 6.1(c) or Section 6.1(d), as the case may be. At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the holders of the Series A Preferred Units shall become entitled to receive any distributions in respect of the Series A Preferred Units that are accrued and unpaid as of the date of such distribution, if any, and shall have the status of, and shall be entitled to all remedies available to, a creditor of the Partnership, and such entitlement of the holders of the Series A Preferred Units to such accrued and unpaid distributions shall have priority over any entitlement of any other Partners or Assignees with respect to any distributions by the Partnership to such other Partners or Assignees; provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such distributions to any holder or holders of Series A Preferred Units.

(v)                                 Voting Rights.

(A)                              Except as provided in Section 5.12(b)(v)(B) below, the Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Units are convertible on each matter with respect to which each Common Unit is entitled to vote. Each reference in this Agreement to a vote of holders of Common Units shall be deemed to be a reference to the holders of Common Units and Series A Preferred Units on an “as if” converted basis, and the definition of “Unit Majority” shall correspondingly be construed to mean at least a majority of the Common Units and the Series A Preferred Units, on an “as if” converted basis, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.

(B)                                Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of the holders of a majority of the Outstanding Series A Preferred Units, voting separately as a class based upon one vote per Series A Preferred Unit, shall be necessary on any matter (including a merger, consolidation or business combination) that adversely affects any of the rights, preferences and privileges of the Series A Preferred Units or amends or modifies any of the terms of the Series A Preferred Units; provided that the Partnership shall be able to amend this Section 5.12 so long as the amendment does not adversely affect the holders of the Series A Preferred Units in any material respect and does not affect the holders of the Series A Preferred Units disproportionately in relation to the holders of Common Units; provided, however, that the Partnership may, without the consent or approval of the holders of the Series A Preferred Units, create (by reclassification or otherwise) and issue Junior Securities (including by amending the provisions of any existing class of Partnership Securities to make such class of Partnership Securities a class of Junior Securities) in an unlimited amount.  Without limiting the generality of the preceding sentence, each of the following actions shall be deemed to adversely affect the holders of the Series A Preferred Units in a material respect if such action would:

(1)                                  reduce the Series A Distribution Rate, change the form of payment of distributions, defer the date from which distributions on the Series A Preferred Units will accrue, cancel accrued and unpaid distributions on the Series A Preferred Units or any interest accrued thereon, or change the relative seniority rights of the Series A Unitholders as to the payment of distributions in relation to the holders of any other Units or amend this Section 5.12;

(2)                                  reduce the amount payable or change the form of payment to the holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred Units to the rights upon liquidation of the holders of any other Units;

(3)                                  make the Series A Preferred Units redeemable or convertible at the option of the Partnership, in the case of conversion, before September 1, 2013, or modify the conditions that must have occurred for such conversion option to be exercised; or

(4)                                  result in a Series A Change of Control.

(vi)                              No Series A Parity Securities or Series A Senior Securities.  Other than Series A PIK Preferred Units issued in connection with the Series A Quarterly Distribution, the Partnership shall not, without the affirmative vote of a majority of the Outstanding Series A Preferred Units, issue any Series A Parity Securities or Series A Senior Securities.

(vii)                           Certificates.

(A)                              The Series A Preferred Units shall be evidenced by certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the General Partner determines to assign the responsibility to another Person, the Partnership will act as the registrar and transfer agent for the Series A Preferred Units. The certificates evidencing Series A Preferred Units shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.

(B)                                The certificate(s) representing the Series A Preferred Units may be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN (i) THE FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF SEPTEMBER 10, 2010, AS AMENDED, AND (ii) THE SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 1, 2010, BY AND BETWEEN THE PARTNERSHIP AND THE PURCHASER PARTY THERETO, IN EACH CASE A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

THIS CERTIFICATE IS NOT REQUIRED TO BE PHYSICALLY SURRENDERED TO THE PARTNERSHIP IN THE EVENT THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTED IN PART. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF UNITS INDICATED ON THIS CERTIFICATE. IF ANY SECURITIES ARE CONVERTED AS AFORESAID, THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER ANY SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL SUCH HOLDER FIRST PHYSICALLY SURRENDERS TO K-SEA TRANSPORTATION PARTNERS L.P. ALL CERTIFICATES REPRESENTING ANY SUCH SECURITIES WHICH HAVE PREVIOUSLY BEEN CONVERTED IN WHOLE OR IN PART, WHEREUPON K-SEA TRANSPORTATION PARTNERS L.P. WILL FORTHWITH ISSUE AND DELIVER UPON THE ORDER OF SUCH

HOLDER NEW CERTIFICATE(S) EVIDENCING SUCH SECURITIES THEN HELD BY SUCH HOLDER.

(viii)                        Conversion.

(A)                              At the Option of the Series A Unitholder.  At any time and from time to time, the Series A Preferred Units shall be convertible , in whole or in part, upon the request of the Series A Unitholder into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate.  Immediately upon any conversion of Series A Preferred Units, all rights of the Converting Unitholder in respect thereof shall cease, including, without limitation, any accrual of distributions, and such Converting Unitholder shall be treated for all purposes as the owner of Common Units.  Fractional Common Units shall not be issued to any person pursuant to this Section 5.12(b)(viii)(A) (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)).

(B)                                Conversion Notice.  To convert Series A Preferred Units into Common Units pursuant to Section 5.12(b)(viii)(A), the Converting Unitholder shall give written notice (a “Series A Conversion Notice”) to the Partnership in the form of Exhibit C attached hereto stating that such holder elects to so convert Series A Preferred Units and shall state therein with respect to Series A Preferred Units to be converted pursuant to Section 5.12(b)(viii)(A): (a) the number of Series A Preferred Units to be converted, (b) the name or names in which such holder wishes the certificate or certificates for Common Units to be issued, and (c) the holder’s computation of the number of Common Units to be received by the holder (or designated recipients) upon the Series A Conversion Date.  The date any Series A Conversion Notice is received shall be hereinafter be referred to as a “Series A Conversion Notice Date.”

(C)                                At the Option of the Partnership. Commencing on September 1, 2013, the Partnership shall have the option at any time and from time to time to convert all, but not less than all, of the Series A Preferred Units then Outstanding into a number of Common Units determined by multiplying the number of Series A Preferred Units then Outstanding by the Series A Conversion Rate; provided that in order for the Partnership to exercise such option, on the Series A Forced Conversion Notice Date, (i) the volume weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading must be greater than one hundred fifty percent (150%) of the Series A Adjusted Issue Price for the twenty (20) consecutive Trading Days ending two (2) Trading Days prior to the date the Partnership furnishes the Series A Forced Conversion Notice (the “20 Day Period”) and (ii) the average daily trading volume of Common Units on the National Securities Exchange upon which such Common Units trade for the 20 Day Period must have exceeded 50,000 Common Units, as adjusted for events specified in Section 5.12(b)(viii)(F) and Section 5.12(b)(viii)(H). Fractional Common Units shall not be issued to any person pursuant to this Section 5.12(b)(viii)(C) (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit).

(D)                               Forced Conversion Notice.  To convert Series A Preferred Units into Common Units pursuant to Section 5.12(b)(viii)(C), the Partnership shall give written notice (a “Series A Forced Conversion Notice”, and the date such notice is received, a “Series A Forced Conversion Notice Date”) to each holder of Series A Preferred Units in the form of Exhibit D attached hereto stating that the Partnership elects to force conversion of such Series A Preferred Units pursuant to Section 5.12(b)(viii)(C) and shall state therein (i) the Series A Conversion Rate on the Series A Forced Conversion Notice Date, and (ii) the Partnership’s computation of the number of Common Units to be received by the holder upon the Series A Conversion Date.

(E)                                 Timing; Certificates.  If a Series A Conversion Notice is delivered by a Series A Unitholder to the Partnership pursuant to Section 5.12(b)(viii)(B), or a Series A Forced Conversion Notice is delivered by the Partnership to a Series A Unitholder pursuant to Section 5.12(b)(viii)(D), the Partnership shall issue the Common Units no later than seven (7) days after a Series A Conversion Notice Date or a Series A Forced Conversion Date, as the case may be (any date of issuance of such Common Units, a “Series A Conversion Date”).  On the Series A Conversion Date and subject to the book-entry provisions set forth below, such holder shall surrender the certificate or certificates representing the Series A Preferred Units being converted, duly endorsed, at the office of the Partnership or, if identified in writing to such holder by the Partnership, at the offices of any transfer agent for such Units.  On the Series A Conversion Date, the Partnership shall issue to such holder a certificate or certificates for the number of Common Units to which such holder shall be entitled.  In lieu of delivering physical certificates representing the Common Units issuable upon conversion of Series A Preferred Units, provided the Transfer Agent is participating in the Depository’s Fast Automated Securities Transfer program, upon request of the holder, the

Partnership shall use its commercially reasonable efforts to cause its Transfer Agent to electronically transmit the Common Units issuable upon conversion or distribution payment to the holder, by crediting the account of the holder’s prime broker with the Depository through its Deposit Withdrawal Agent Commission system.  The parties agree to coordinate with the Depository to accomplish this objective.  Upon issuance of Conversion Units to the Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Converting Unitholder shall be treated for all purposes as the Record Holder of such Conversion Units.

(F)                                 Distributions, Combinations, Subdivisions and Reclassifications by the Partnership.  If after the First Transaction Closing Date the Partnership (i) makes a distribution on its Common Units in Common Units, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a smaller number of Common Units or (iv) issues by reclassification of its Common Units any Partnership Securities (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Series A Conversion Rate in effect at the time of the Record Date for such distribution or the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or shares of any Partnership Securities into which such shares of Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (iii) and (iv) above) that such holder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.12 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event.  An adjustment made pursuant to this Section 5.12(b)(viii)(F) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split.  Such adjustment shall be made successively whenever any event described above shall occur.

If, in the future, the Partnership issues any options, warrants, or other rights to purchase Common Units, or Partnership Securities exercisable or convertible into or exchangeable for Common Units (or options, warrants, or other rights to purchase any such Partnership Securities that are exercisable or convertible into or exchangeable for Common Units) (herein collectively, “Convertible Securities”), the General Partner shall, at the direction and at the option of the holders of a majority of the Outstanding Series A Preferred Units in their sole discretion, either (i) amend the provisions of this Agreement relating to antidilution protection to (A) revise any such provision that is less favorable than the corresponding provision offered in the terms of such Convertible Securities (or any related purchase agreement) so that such provision is the same as such provision offered in the terms of such Convertible Securities (or any related purchase agreement) and (B) incorporate any provision(s) offered in the terms of such Convertible Securities (or any related purchase agreement) that is not currently provided for in this Agreement and which would make the antidilution protection provisions of this Agreement more favorable to the holders of Series A Preferred Units, which amendment shall be effective concurrently with the issuance and/or execution of documentation relating to such Convertible Securities, or (ii) retain the antidilution language applicable to the Series A Preferred Units at such time.  The Partnership agrees to provide as much prior notice of an issuance of any such Convertible Securities and/or execution of documentation relating to such issuance of Convertible Securities as is reasonably practicable (and in any event, such notice shall be provided at least ten (10) Business Days prior to such issuance and/or execution).

(G)                                Prior to September 1, 2012, if the Partnership shall issue or sell, or grant any Common Units or Convertible Securities at an indicative per Common Unit price (the “Follow-On Price”, and such Common Units or Convertible Securities so issued, sold or granted, on an as-converted basis, the “Follow-On Units”) that is less than ninety percent (90%) of the Series A Conversion Rate, then the Series A Conversion Rate will be reset so that it will equal the price determined according to the following formula:

((CP x OB) + (FP x Q)) / OA

Where:

CP  =  the Series A Conversion Rate in effect immediately before the issuance of the Follow-On Units

FP  =  the Follow-On Price

OB  =  the total number of fully diluted Common Units outstanding before the issuance of the Follow-On Units

Q  =  the total number of fully diluted Follow-On Units issued

OA  =  the total number of fully diluted Common Units outstanding after giving effect to the issuance of the Follow-On Units.

For purposes of this Section 5.12(b)(viii)(G), the indicative price per Common Unit resulting from the issuance of Convertible Securities will be determined using the principles set forth in Section 5.12(b)(viii)(J)(c).

(H)                               Other Extraordinary Transactions Affecting the Partnership.

a.             Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (not otherwise addressed in Section 5.12(b)(viii)(F) above) in which the holders of Common Units are to receive securities, cash or other assets (a “Partnership Event”), the Partnership shall make appropriate provision to insure that the holders of Series A Preferred Units receive in such Partnership Event a preferred security, issued by the Person surviving or resulting from such Partnership Event and containing provisions substantially equivalent to the provisions set forth in this Agreement with respect to the Series A Preferred Units, including Section 5.12 and Section 7.3 hereof, without material abridgement, including, without limitation, the same powers, preferences, rights to distributions, rights to accumulation and compounding upon failure to pay distributions, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Unit had immediately prior to such Partnership Event (the “Survivor Preferred Security”). The Series A Conversion Rate in effect at the time of the effective date of such Partnership Event shall be proportionately adjusted so that the conversion of a unit of Survivor Preferred Security after such time shall entitle the holder to the number of securities or amount of cash or other assets which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Partnership Event, such holder would have been entitled to receive immediately following such Partnership Event.  Subsequent adjustments to the Conversion Price of the Survivor Preferred Security shall be made successively whenever any event described in Section 5.12(b)(viii)(F),  Section 5.12(b)(viii)(G) or this Section 5.12(b)(viii)(H) shall occur.  Notwithstanding the foregoing, the Partnership may consummate a Partnership Event without making appropriate provision to ensure that the holders of Series A Preferred Units receive a Survivor Preferred Security in such Partnership Event with the prior written approval of the holders of a majority of the Outstanding Series A Preferred Units.

b.             In the event that the Partnership, after using commercially reasonable efforts, determines it is unable to cause the foregoing Section 5.12(b)(viii)(H)(a) to occur, then the Partnership shall, as promptly as practicable following such determination, but in any event no later than ten (10) Business Days prior to the consummation of the Partnership Event, make an irrevocable written offer (a “Partnership Event Change of Control Offer”) to each holder of Series A Preferred Units to redeem all (but not less than all) of such holder’s Series A Preferred Units for a price per unit in cash equal to the greater of (x) the Series A Liquidation Value for each Series A Preferred Unit or (y) an amount equal to the product of (1) the number of Common Units into which each Series A Preferred Unit is convertible pursuant to Section 5.12(b)(viii) on the day immediately prior to the date of the Partnership Event Change of Control Offer and (2) the sum of (A) cash consideration per Common Unit to be paid to the holders of Common Units pursuant to the Partnership Event plus (B) the fair market value in cash per Common Unit of the securities or other assets to be distributed to the holders of the Common Units in the Partnership Event (as applicable, the “Partnership Event Payment”).

c.             The Partnership Event Change of Control Offer shall be mailed to each holder and shall describe the transaction or transactions that constitute the Partnership Event and state:

i.                  that the Partnership Event Change of Control Offer is being made pursuant to this Section 5.12(b)(viii)(H) and that the Partnership is making an offer to redeem all Series A Preferred Units of such holder (subject to the consummation of the Partnership Event);

ii.               the Partnership Event Payment and the redemption date, which shall be the date on which the Partnership Event is consummated or as soon thereafter as practicable (the “Partnership Event Payment Date”); and

iii.            the amount per unit that each Common Unit holder is receiving in connection with the Partnership Event.

On the Partnership Event Payment Date, the Partnership (or its successor) shall pay to each holder of Series A Preferred Units that accepts the Partnership Event Change of Control Offer an amount in cash equal to such holder’s applicable Partnership Event Payment, and all of such holder’s rights and privileges under the Series A Preferred Units shall be extinguished.

(I)                                    Notwithstanding any of the other provisions of this Section 5.12(b)(viii), no adjustment shall be made to the Series A Conversion Rate pursuant to Section 5.12(b)(viii)(F)-(H) as a result of any of the following:

a.             the grant of Common Units or options, warrants or rights to purchase Common Units to employees, officers or directors of the Partnership and its Subsidiaries, or to employees or officers of the General Partner, K-Sea Transportation Partners L.P. or K-Sea GP in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved in good faith by the General Partner; provided that, in the case of options, warrants or rights to purchase Common Units, the exercise price per Common Unit shall not be less than the Closing Price on the date such option, warrant or other right is issued;

b.             the issuance of any Common Units as all or part of the consideration to effect (i) the closing of any acquisition by the Partnership of assets of an unrelated third party in an arm’s-length transaction or (ii) the consummation of a merger, consolidation or other business combination of the Partnership with or into another entity to the extent such transaction(s) is or are validly approved by the vote or consent of the General Partner; and

c.             the issuance of Partnership Securities for which an adjustment is made under another provision of this Section 5.12(b)(viii).

(J)                                   The following rules shall apply for purposes of this Section 5.12(b)(viii):

a.             In the case of the issuance or sale (or deemed issuance or sale) of Common Units for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable underwriting discounts or placement agent fees, commissions or the expenses allowed, paid or incurred by the Partnership for any underwriting or otherwise in connection with the issuance and sale thereof.

b.             In the case of the issuance or sale (or deemed issuance or sale) of Common Units for consideration in whole or in part other than cash, the consideration other than cash shall be valued at the Agreed Value thereof;

c.             In the case of the issuance or sale of Convertible Securities, the following provisions shall apply for all purposes of this Section 5.12(b)(viii)(J):

i.              The aggregate maximum number of Common Units deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of options or warrants to purchase or rights to subscribe for Common Units shall be deemed to have been issued at the time such options, warrants or rights were issued and for consideration equal to the consideration (determined in the manner provided in this Section 5.12(b)(viii)(J)), if any, received by the Partnership upon the issuance of such options, warrants or rights plus the minimum exercise price provided in such options, warrants or rights (without taking into account potential antidilution adjustments) for the Common Units covered thereby.

ii.             The aggregate maximum number of Common Units deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Partnership for any such securities or options, warrants or rights, plus the minimum additional consideration, if any, to be received by the Partnership (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or upon the exercise of such options, warrants or rights and subsequent conversion or exchange of the underlying convertible or exchangeable securities, as appropriate (the consideration in each case to be determined in the manner provided in this Section 5.12(b)(viii)).

iii.            In the event of any change in the number of Common Units deliverable or in the consideration payable to the Partnership upon exercise of such options, warrants or rights with respect to either Common Units or such convertible or exchangeable securities or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Rate, to the extent in any way affected by or computed using such options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Units or any payment of such consideration upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities.

iv.            Upon the expiration of any such options, warrants or rights with respect to either Common Units or such convertible or exchangeable securities or the termination of any such rights to convert or exchange, the Series A Conversion Rate, to the extent in any way affected by or computed using such options, warrants, rights or securities shall be recomputed to reflect the issuance of only the number of Common Units actually issued upon the exercise of such options, warrants or rights with respect to Common Units, upon the conversion or exchange of such securities, or the number of Common Units issuable upon conversion or exchange of the convertible or exchangeable securities that were actually issued upon exercise of options, warrants or rights related to such securities.

v.             The number of Common Units deemed issued and the consideration deemed paid therefor pursuant to Sections 5.12(b)(viii)(J)(c)(i) and (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5.12(b)(viii)(J)(c)(iii) or (iv).

d.             Notwithstanding any of the other provisions of this Section 5.12(b)(viii)(J), no adjustment shall be made to the number of Common Units issuable upon conversion of the Series A Preferred Units or the Series A Conversion Rate as a result of an event for which an adjustment is made under another provision of this Section 5.12(b)(viii)(J).

e.             For purposes of this Section 5.12(b)(viii), no adjustment to the Series A Conversion Rate shall be made in an amount less than 1/100th of one cent per Unit; provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made.

(K)                               In the event of any taking by the Partnership of a Record Date of the holders of any class of Partnership Securities for the purpose of determining the holders thereof who are entitled to receive any distribution thereon, any security or right convertible into or entitling the holder thereof to receive additional Common Units, or any right to subscribe for, purchase or otherwise acquire any Partnership Securities or any other securities or property of the Partnership, or to receive any other right, the Partnership shall notify each holder of Series A Preferred Units at least fifteen (15) days prior to the Record Date, of which any such Record Date is to be taken for the purpose of such distribution, security or right and the amount and character of such distribution, security or right; provided, however, that the foregoing requirement shall be deemed satisfied with respect to any holder of Series A Preferred Units other than the Purchaser if at least fifteen (15) days prior to the Record Date, the Partnership shall have issued a press release which shall be posted on the Partnership’s website and carried by one or more wire services, containing the required information.

(L)                                 The Partnership shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise, property or similar taxes, that may be payable in respect of any issue or delivery of Common Units on conversion of, or payment of distributions on, Series A Preferred Units pursuant hereto. However, the holder of any Series A Preferred Units shall pay any tax that is due because the Common Units issuable upon conversion thereof or distribution payment thereon are issued in a name other than such holder’s name.

(M)                            The Partnership agrees that it will act in good faith to make any adjustment(s) required by this Section 5.12(b)(viii) equitably and in such a manner as to afford the holders of Series A Preferred Units the benefits of the provisions hereof, and will not take any action to deprive such holders of the benefit hereof.

(ix)           Make-Whole Distribution and Allocation.  Notwithstanding anything to the contrary contained in this Agreement, if any corrective allocations (within the meaning of Proposed Treasury Regulation Section 1.704-1(b)(4)(x)) are made to a Unitholder (or there is any other taxable capital shift to a Unitholder) as a result of a conversion of such Unitholder’s Series A Preferred Units pursuant to Section 5.12(b)(viii)(D), then (A) immediately prior to any other distribution pursuant to this Agreement, the Partnership shall make a distribution to such Unitholder in an amount equal to the Tax Cost, and (B) immediately prior to any other allocation pursuant to this Agreement, Net Income and/or Net Termination Gain (or items of gross income and gain, to the extent there is insufficient Net Income and Net Termination Gain (provided that any such allocation of items of gross income and gain shall be treated as specially allocated pursuant to Section 6.1(d) for purposes of computing Net Income, Net Loss, Net Termination Gain and Net Termination Loss)) in an amount equal to such distribution shall be allocated to such Unitholder (and no other allocation pursuant to this Agreement shall reverse the effect of this allocation). The allocation described in clause (B) above shall not be made prior to the distribution described in clause (A) above. Any reference in this Agreement to a provision of the Proposed Treasury Regulations shall be deemed to refer to a corresponding provision of subsequently promulgated proposed, temporary or final Treasury regulations.

(x)            Remarketing.  If any holder of Series A Preferred Units approaches the Partnership with a desire to sell more than 2,000,000 Series A Preferred Units, or Common Units underlying such Series A Preferred Units having equivalent economic value (based on the sum of the Issue Price of the Series A Preferred Units and all accrued and accumulated but unpaid distributions on such Series A preferred Unit), the Partnership shall cooperate reasonably with such holder to provide information requested by potential purchasers, to make the Partnership’s management reasonably available by telephone and to confirm that the Partnership has made all requisite filings required under the Exchange Act; provided that, such potential purchasers enter into a customary non-disclosure agreement in respect of such information provided by the Partnership.

(xi)           Tax Estimates. Upon receipt of a written request from any holder of Series A Preferred Units stating the number of Series A Preferred Units owned by such holder (which requests shall be made no more than two (2) times per calendar year and the first such request per calendar year shall be at the Partnership’s expense, and the second at the expense of such requesting holder), the Partnership shall, within ten (10) days, provide such holder with a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property such that, if such holder converted its Series A Preferred Units pursuant to Section 5.12(b)(viii)(A) or (B) and such Unrealized Gain was allocated to such holder pursuant to Section 5.5(d)(i), such holder’s Capital Account in respect of its converted Series A Preferred Units would be equal to the Per Unit Capital Amount for a then Outstanding Common Unit (other than a converted Series A Preferred Unit).

(xii)          Fully Paid and Nonassessable. Any Common Units delivered as a result of conversion pursuant to this Section 5.12 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act), free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

(xiii)         Listing of Common Units. The Partnership will procure, at its sole expense, the listing of the Common Units issuable upon conversion of the Series A Preferred Units and Common Units issuable as distributions hereunder, subject to issuance or notice of issuance on any National Securities Exchange on which the Common Units are listed or admitted to trading.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1             Allocations for Capital Account Purposes.

For purposes of maintaining Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with 5.5(b), after taking into account any guaranteed payments made pursuant to Section 5.12) shall be allocated (subject to Sections 5.12(b)(i) and (iv)) among the Partners in each taxable period as provided herein below:

(a)                                  Net Income.  Net Income for a taxable period of the Partnership shall be allocated as follows:

(i)                                     First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this sentence for the current taxable period of the Partnership and all previous taxable periods of the Partnership is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable periods of the Partnership.

(ii)                                  Second, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests.

The items of income, gain, loss and deduction that are included in Net Income for a taxable period of the Partnership shall be allocated in the ratio in which Net Income for such taxable period is allocated.

(b)                                 Net Loss.  Net Loss for a taxable period of the Partnership shall be allocated as follows:

(i)                                     First, 100% to the General Partner and the Unitholders holding Common Units, in accordance with their respective Percentage Interests, provided, that the Net Loss shall not be allocated pursuant to this sentence to the extent that such allocation would cause the General Partner or any Unitholder holding Common Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable period of the Partnership (or increase any existing deficit balance in its Adjusted Capital Account).  The limitation on the allocation of Net Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(ii)                                  Second, the balance, if any, 100% to the General Partner.

The items of income, gain, loss and deduction that are included in Net Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Loss for such taxable period is allocated.

(c)                                  Net Termination Gains and Losses.  Allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 for the current and prior taxable periods of the Partnership and for distributions that have been made pursuant to Sections 6.4 and 6.5 but not for distributions made pursuant to Section 12.4.

(i)                                     Net Termination Gain for a taxable period of the Partnership shall be allocated among the Partners in the following manner and the Capital Accounts of the Partners shall be increased by the amount so allocated in each subclause, before an allocation is made pursuant to the next subclause:

(A)                              First, to each Partner having a deficit balance in its Capital Account, in proportion to such deficit balances until each Partner has been allocated Net Termination Gain equal to any such deficit balance;

(B)                                Second, (x) to the General Partner in accordance with its Percentage Interest, and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (B), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) Unrecovered Capital at the time, plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs reduced by any distribution pursuant to Section 6.4(a) (the amount determined pursuant to this clause (2) is hereinafter defined as the “Unpaid MQD”);

(C)                                Third, 100% to the General Partner and all Unitholders in accordance with their respective Percentage Interests, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) Unrecovered Capital at the time, plus (2) the Unpaid MQD, plus (3) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(b) (the sum of (1) plus (2) plus (3) plus (4) is hereinafter defined as the “First Liquidation Target Amount”);

(D)                               Fourth, (x) to the General Partner in accordance with its Percentage Interest, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (E), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(c) (the sum of (1) and (2) is hereinafter defined as the “Second Liquidation Target Amount”);

(E)                                 Fifth, (x) to the General Partner in accordance with its Percentage Interest, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (F), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, plus (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of

Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(d) (the sum of (1) plus (2) is hereinafter defined as the “Third Liquidation Target Amount”); and

(F)                                 Finally, (x) to the General Partner, in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (F).

(ii)                                  Any Net Termination Loss for a taxable period of the Partnership shall be allocated among the Partners in the following manner:

(A)                              First, (x) to the General Partner in accordance with its Percentage Interest, and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (B) until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero.  The limitation on the allocation of Net Termination Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d); and

(B)                                Second, the balance, if any, 100% to the General Partner.

The items of income, gain, loss and deduction that are included in Net Termination Gain or Net Termination Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Termination Gain or Net Termination Loss for such taxable period is allocated.

(d)                                 Special Allocations.  Prior to making any allocation pursuant to another portion of this Section 6.1 for a taxable period of the Partnership, the following allocations shall be made in the order stated:

(i)                                     Partnership Minimum Gain Chargeback.  If there is a net decrease in Partnership Minimum Gain during the taxable period of the Partnership, each Partner shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f) or any successor provision.  This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.  The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(ii)                                  Partner Nonrecourse Debt Minimum Gain Chargeback.  If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any taxable period of the Partnership, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) or any successor provision.  This Section 6.1(d)(ii) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.  The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(iii)                               Priority Allocations.

(A)                              First, if the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to (x) Section 5.12(b)(ii) of this Agreement to the Series A Unitholders, or (y) Section 12.4 of this Agreement) to any Unitholder with respect to its Units during any taxable period is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed (except cash or property distributed pursuant to (x) Section 5.12(b)(ii) of this Agreement to the Series A Unitholders, or (z) Section 12.4 of this Agreement) to the other Unitholders with respect to their Units (on a per Unit basis), then (1) there shall be allocated income and gain to each Unitholder receiving such greater cash or property distribution until the amount so allocated for the current taxable period and all previous taxable periods pursuant to this clause (A) is equal to (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution multiplied by (bb) the number of Units owned by the Unitholder receiving the greater distribution and (2) the General Partner shall be allocated income and gain in an aggregate amount equal to (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs by (y) 100 less the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs multiplied by (bb) the sum of the amounts allocated in clause (i) above.

(B)                                Second, income and gain for the taxable period shall be allocated (1) to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount so allocated pursuant to this sentence for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions from the Closing Date to a date 45 days after the end of the current taxable period; and (2) to the General Partner until the aggregate amount so allocated pursuant to this sentence for the current taxable period and all previous taxable periods is equal to the cumulative amount of all GP IDR-Related Distributions from the Closing Date to a date 45 days after the end of the current taxable period.  Any partial allocation pursuant to this Section 6.1(d)(iii)(B) shall be divided between the General Partner and the holders of Incentive Distribution Rights in proportion to their rights to the total distribution that could then be made.

(iv)                              Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible.  The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(v)                                 Gross Income Allocations.  In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period of the Partnership in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be allocated items of income and gain in the amount of such excess; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.  The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(vi)                              Nonrecourse Deductions.  Nonrecourse Deductions for the taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines in good faith that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner may, upon notice to the other Partners, revise the prescribed ratio in order to satisfy such safe harbor requirements.  The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(vii)                           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for the taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated among such Partners in accordance with the manner in which they share such Economic Risk of Loss.  The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(viii)                        Nonrecourse Liabilities.  The portion of the Nonrecourse Liabilities of the Partnership that are allocable pursuant to Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Partners in accordance with their Percentage Interests.  The allocations of Nonrecourse Liabilities that may be made as provided in Treasury Regulation Section 1.752-3(a)(2) are to be made as determined by the General Partner in its sole discretion.

(ix)                                Reserved.

(x)                                   Curative Allocations.

(A)                              Allocations are to be made pursuant to this Section 6.1(d)(x)(A) so that the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to Section 6.1 (including allocations made pursuant to this Section 6.1(d)(x)) is equal to the net amount of such items that would have been allocated to each such Partner under this Section 6.1 if the Required Allocations and this Section 6.1(d)(x)(A) had not been included in this Section 6.1; provided that Required Allocations relating to

(1)                                  Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partnership Minimum Gain and

(2)                                  Partner Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain and shall then in either case be taken into account only to the extent the General Partner reasonably determines that such allocations are not likely to be offset by subsequent Required Allocations.

(B)                                The General Partner shall have reasonable discretion, with respect to each taxable period of the Partnership, to (1) apply the provisions of Section 6.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations and (2) divide all allocations pursuant to Section 6.1(d)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xi)                                Corrective Allocations.

(A)                              Upon the occurrence of a Book-Down Event (the “Current Book-Down Event”) after one or more Book-Up Events has occurred, the General Partner shall determine for each Partner the difference (the “Net Effect for the Partner”) between

(1)                                  the amount that would be the balance of the Capital Account of such Partner pursuant to this Agreement after the Current Book-Down Event taking into account the provisions of this Agreement other than this Section 6.1(d)(xi)(A) as to the effect of the Current Book-Down Event and

(2)                                  the amount that would be the balance of the Capital Account of the Partner if the increases and decreases in Carrying Values that occurred in earlier Book-Up Events and Book-Down Events had been reduced or eliminated (doing so in inverse order) so that the Current Book-Down Event would not have generated a change in the aggregate Carrying Value of the Partnership’s assets.

Thereafter, the items of income, gain, loss and deduction that the Partnership recognizes (whether in the Current Book-Down Event or otherwise) shall be allocated first among the Partners so that to the greatest extent possible the Net Effect for the Partner is eliminated, and the balance of such items shall then be allocated as otherwise provided in this Section 6.1.

(B)                                Any Net Termination Loss that is recognized and so characterized without regard to this Section 6.1(d)(xi)(B), shall be allocated among the Partners so as to reverse first the allocations of any Net Termination Gain that was recognized in a prior taxable period to the extent thereof and to reverse second the effect of any Book-Up Event that has not theretofore been eliminated pursuant to Section 6.1(d)(xi)(A).  Any balance of the Net Termination Loss shall then be allocated as provided in Section 6.1(c)(ii).

(C)                                The purpose of this Section 6.1(d)(xi) is to prevent a Partner from being adversely affected by the occurrence of a Book-Up Event and its later reversal by a Book-Down Event or by a Net

Termination Gain and its later reversal by a Net Termination Loss. Any application of this Section 6.1(d)(xi) that is made in good faith by the General Partner shall be conclusive.

The items of income, gain, loss and deduction that are included in an aggregate that is allocated pursuant to a provision of this Section 6.1(d) for a taxable period of the Partnership shall be allocated in the ratio that such aggregate was allocated.

Section 6.2             Allocations for Tax Purposes.

(a)                                  Except as otherwise provided in this Section 6.2, each item of income, gain, loss and deduction that is recognized by the Partnership for federal income tax purposes shall be allocated among the Partners with reference to the allocations of the corresponding items pursuant to Section 6.1.

(b)                                 The Partnership shall make the allocations that are required by Section 704(c) of the Code with respect to the difference between the fair market value and adjusted basis for federal income tax purposes of any asset that the Partnership holds on the Closing Date using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) or any other method selected by the General Partner in its sole discretion.  The Partnership shall, at any other time that it acquires property with respect to which it must make allocations for federal income tax purposes pursuant to Section 704(c) of the Code, make such allocations using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) or any other method selected by the General Partner in its sole discretion.  The Partnership shall make any “reverse section 704(c) allocations”, within the meaning of Treasury Regulation Section 1.704-3(a)(6), that may be made upon an adjustment in Carrying Values pursuant to Section 5.5(d) or at any other time that the General Partner determines in its sole discretion that the Partnership should make “reverse section 704 allocations” as “remedial allocations” as set out in Treasury Regulation Section 1.704-3(d) or under any other method that the General Partner determines in its sole discretion that the Partnership should use.  The Partnership shall make “reverse section 704(c) allocations” in respect of the contributions that occur on the Closing Date.  The General Partner may cause the Partnership to make agreements as to the manner in which Section 704(c) allocations shall be made upon the acquisition by the Partnership of property in exchange for a Partnership Interest or reverse Section 704(c) allocations shall be made with respect to the assets of the Partnership upon the issuance by the Partnership of a Partnership Interest.  The Partnership shall, for federal income tax purposes, allocate any deduction that it recognizes for federal income tax purposes in respect of a Section 721 Contingent Obligation and that is identifiable to the amount at which such Section 721 Contingent Obligation was valued on the assumption of such Section 721 Contingent Obligation or upon the acquisition of property to which such Section 721 Contingent Obligation was subject to the Partner from whom such Section 721 Contingent Obligation was assumed or to the Partner who transferred such property to the Partnership unless the General Partner determines that applicable law requires another allocation.

(c)                                  For the proper administration of the Partnership and to facilitate the calculation of the items of income, gain, loss and deduction that are allocated to the Partners for federal, state or local income tax purposes and to take into account the effect of the Section 754 election that the Partnership is to make, the General Partner shall have sole discretion (i) to adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) to make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) to amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) or to facilitate the calculation of such adjustments that are required by the Section 754 election from the information that is known by the Partnership, such as the date of the purchase of a Limited Partner Interest and the amount that is paid therefor.

(d)                                 The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code that is attributable to unrealized appreciation in any Partnership property (to the extent of the unamortized difference between Carrying Value and adjusted basis for federal income tax purposes or if more than one adjustment to Carrying Value has been made to the extent of any unamortized increment between Carrying Value and the immediately prior Carrying Value) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property.  If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property.  If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions that it determines are appropriate.

(e)                                  Any gain allocated to a Partner upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible be characterized as Recapture Income to the same extent as such Partner (or its predecessor in interest) has been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f)                                    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g)           Each item of Partnership income, gain, loss and deduction that is allocated to a Partner Interest that is transferred during a calendar year shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) such items for the period beginning on the Closing Date and ending on the last day of the month in which the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes.  The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h)           If Capital Account balances are reallocated between the Partners in accordance with Section 5.5(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).

Section 6.3             Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)           Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2004, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter.  Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.”  All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

(b)           Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 5.12(b)(iv) and Section 12.4.

(c)           The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d)           Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4             Distribution of Available Cash from Operating Surplus.  Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.12(b)(ii) or by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

(a)           First, 100% to the General Partner and the Unitholders in accordance with their respective Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(b)           Second, 100% to the General Partner and the Unitholders in accordance with their respective Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(c)           Third, (A) to the General Partner in accordance with its Percentage Interest, (B) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (iii), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(d)           Fourth, (A) to the General Partner in accordance with its Percentage Interest, (B) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all

Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (iv), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(e)           Thereafter, (A) to the General Partner in accordance with its Percentage Interest, (B) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (A) and (B) of this clause (v);

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(e).

Section 6.5             Distributions of Available Cash from Capital Surplus.

Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, the (i) first, 100% to Unitholders holding Series A Preferred Units, Pro Rata, until there has been distributed in respect of each Series A Preferred Unit then Outstanding an amount equal to the Series A Liquidation Value (provided that the holders of the Series A Preferred Units may, by majority vote of the Series A Preferred Units, elect to waive part or all of any distributions under this clause (i)) and (ii) thereafter, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price.  Thereafter, Available Cash that is deemed to be Capital Surplus shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

Section 6.6             Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a)           The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.10.  In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.

(b)           The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 6.9.

Section 6.7             Reserved.

Section 6.8             Special Provisions Relating to the Holders of Incentive Distribution Rights.

Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than as provided in Sections 6.4(c), (d) and (e), and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

Section 6.9             Entity-Level Taxation.

If legislation is enacted or the interpretation of existing language is modified by a governmental taxing authority so that a Group Member is treated as an association taxable as a corporation or is otherwise subject to an entity-level tax for federal, state or local income tax purposes, then the General Partner shall estimate for each Quarter the Partnership Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all such income taxes that are payable by reason of any such new legislation or interpretation; provided that any difference between such estimate and the actual tax liability for such Quarter that is owed by reason of any such new legislation or interpretation shall be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined.  For each such Quarter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be the amounts therefor that are set out herein without regard to this Section 6.9 multiplied by (a) Available Cash with respect to such Quarter divided by (b) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter. The General Partner shall determine the Estimated Incremental Quarterly Tax Amounts in good faith using such assumptions as in its sole discretion it believes are reasonable.  Any such determination shall be conclusive.  For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

Section 6.10           Special Provisions Relating to the Receipt of Common Units In Lieu of Distributions on Incentive Distribution Rights and the General Partner Interest.

(a)           The General Partner and the holders of Incentive Distribution Rights may elect to receive distributions of Available Cash with respect to a Quarter determined pursuant to Section 6.4, in whole or in part, in the form of Common Units instead of cash (an “GP IDR In-Kind Distribution Quarter”) to the extent approved in advance by the Conflicts Committee.  For any GP IDR In-Kind Distribution Quarter, the Partnership will distribute to the General Partner and the holders of Incentive Distribution Rights, Pro Rata, a number of Common Units of the Partnership equal to (i) (A) the amount that would be payable to the General Partner or the holders of Incentive Distribution Rights pursuant to Section 6.4 with respect to such Quarter, less (B) the amount payable to the General Partner or the holders of Incentive Distribution Rights in cash with respect to such Quarter, divided by (ii) the price per Common Unit determined by the Conflicts Committee to be used to convert cash into Common Units for this purpose (the “GP IDR Conversion Price”).

(b)           The Partnership shall not issue fractional Common Units pursuant to Section 6.10(a).  If a distribution of Common Units pursuant to Section 6.10(a) would result in the issuance of fractional Common Units, each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit).

(c)           For purposes of Section 5.5 (relating to the determination and adjustment of Capital Accounts), any Common Units distributed to the holders of Incentive Distribution Rights or the General Partner pursuant to Section 6.10(a) will be treated as (i) a distribution of cash equal to the product of (A) the number of Common Units distributed to such person with respect to such Quarter pursuant to Section 6.10(a) and (B) the Closing Price of Common Units on the date the distribution is made (the “GP IDR Rebooking Price”) and (ii) an immediate contribution of the cash deemed received pursuant to clause (i) to the Partnership in exchange for the Common Units actually received.

(d)           For purposes of Section 6.1(d)(iii)(B) (relating to priority allocations of gross income to holders of Incentive Distribution Rights and the General Partner), including the determination of the amount of GP IDR-Related Distributions, each holder of Incentive Distribution Rights and the General Partner will be deemed to receive a distribution of cash with respect to each GP IDR In-Kind Distribution Quarter in the amount such person was entitled to receive pursuant to Section 6.4 before the application of Section 6.10(a).

(e)           With respect to each GP IDR In-Kind Distribution Quarter, the Partnership shall determine, for each of the General Partner and the holders of Incentive Distribution Rights, the product of (i) the number of Common Units received by such person with respect to such GP IDR In-Kind Distribution Quarter and (ii) any excess of the GP IDR Conversion Price with respect to such GP IDR In-Kind Distribution Quarter over the GP IDR Rebooking Price with respect to such GP IDR In-Kind Distribution Quarter (the “GP IDR Product”).  The General Partner shall be specially allocated items of gross deduction and loss of the Partnership until the cumulative amount allocated to the General Partner pursuant to this sentence for the current taxable period and all prior taxable periods is equal to the cumulative amount of GP IDR Products determined with respect to the General Partner from January 1, 2009 to a date 45 days after the end of the current taxable period.  The holders of Incentive Distribution Rights shall be specially allocated items of gross deduction and loss of the Partnership until the cumulative amount allocated to the holders of Incentive Distribution Rights pursuant to this sentence for the current taxable period and all prior taxable periods is equal to the cumulative amount of GP IDR Products determined with respect to the holders of Incentive Distribution Rights from January 1, 2009 to a date 45 days after the end of the current taxable period.  The allocations made pursuant to this Section 6.10(e) shall be treated as made pursuant to Section 6.1(d).

Section 6.11           Special Provisions Relating to Series A Preferred Unitholders.

(i)            Subject to transfer restrictions in Section 4.8 of this Agreement, a Unitholder holding a Conversion Unit shall provide notice to the Partnership of any Transfer of the Conversion Unit by the earlier of (i) thirty (30) days following such Transfer and (ii) the last Business Day of the calendar year during which such transfer occurred, unless (x) the transfer is to an Affiliate of such Unitholder or (y) by virtue of the application of Section 5.5(d)(i), the Partnership has previously determined, based on advice of counsel, that the Conversion Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.11, the Partnership shall take whatever steps are required to provide economic uniformity to the Conversion Unit in preparation for a Transfer of such Unit; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates (for this purpose the allocations of income, gain, loss and deductions, and the making of any guaranteed payments or any reallocation of Capital Account balances among the Partners in accordance with Section 5.5(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4) with respect to Series A Preferred Units or Common Units will be deemed not to have a material adverse effect on the Unitholders holding Common Units).

(ii)           Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series A Preferred Units (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) in accordance with Sections 5.5(a), 5.5(d)(i) and 5.12, have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in Section 5.12 or (ii) be entitled to any distributions other than as provided in Section 5.12 and Article VI.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1             Management.

(a)           The General Partner shall conduct, direct and manage all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)            the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii)           the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)          the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv)          the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Partnership Group; and the making of capital contributions to any member of the Partnership Group;

(v)           the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)          the distribution of Partnership cash;

(vii)         the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)        the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix)           the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)            the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)           the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)          the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)         the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

(xiv)        the undertaking of any action in connection with the Partnership’s participation in any Group Member as a member or partner.

(b)           Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, the Operating Partnership Agreement, any other limited liability company or partnership agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2             Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property.  To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.  Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3             Restrictions on the General Partner’s Authority.

(a)           The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as a general partner of the Partnership.

(b)           Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership and its subsidiaries taken as a whole without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a lien, encumbrance or security interest in all or substantially all of the assets of the Partnership or the Operating Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance.  Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to any other class of Partnership Interests) in any material respect or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

(c)           Notwithstanding any other provisions of this Agreement, the General Partner shall not, without the prior written consent of the Series A Preferred Unit Partner, for so long as the Series A Preferred Unit Partner holds at least 50% of the Units held by the Series A Preferred Unit Partner immediately following the closing of transactions contemplated by the Securities Purchase Agreement (with respect to Series A Preferred Units, calculated on an as converted basis and including any Common Units into which any Series A Preferred Units have been converted pursuant to Section 5.12(b)(viii) hereof):

(i)            cause or permit the Partnership or any Group Member to invest in, or dispose of, the equity securities or debt securities of any Person or otherwise acquire or dispose of any interest in any Person, to acquire or dispose of interest in any joint venture or partnership or any similar arrangement with any Person, or to acquire or dispose of assets of any Person, or to make any capital expenditure (other than Maintenance Capital Expenditures), or to make any loan or advance to any Person if the total consideration (including cash, equity issued and debt assumed) paid or payable, or received or receivable, by the Partnership or any Group Member exceeds $15,000,000 in any one or series of related transactions or in the aggregate within the Partnership Group exceeds $50,000,000 in any twelve-month period;

(ii)           cause or permit the Partnership or any Group Member to incur, create or guarantee any Indebtedness which exceeds (x) $75,000,000 in any one or series of related transactions to the extent the proceeds of such financing are used to refinance existing Indebtedness, or (y) $25,000,000 in any twelve-month period to the extent such Indebtedness increases the aggregate Indebtedness of the Partnership Group, taken as a whole;

(iii)          authorize or permit the purchase, redemption or other acquisition of Partnership Securities (or any options, rights, warrants or appreciation rights relating to the Partnership Securities) by any Group Member;

(iv)          select or dismiss, or enter into any employment agreement or amendment of any employment agreement of, the Chief Executive Officer and the Chief Financial Officer of the Partnership or the Operating Partnership;

(v)           enter into any agreement or effect any transaction between the Partnership or any Group Member, on the one hand, and any Affiliate of the Partnership or the General Partner, on the other hand, other than any transaction in the ordinary course of business and determined by the Board of Directors of the general partner of the General Partner to be on an arm’s-length basis; or

(vi)          cause or permit the Partnership or any Group Member to enter into any agreement or make any commitment to do any of the foregoing.

Section 7.4             Reimbursement of the General Partner.

(a)           Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)           The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates).  The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion.  Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)           The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group.  The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices.  Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b).  Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5             Outside Activities.

(a)           After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership or the Operating Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not, and shall cause its Affiliates not to, engage in any Restricted Business.

(b)           The Omnibus Agreement sets forth certain restrictions on the ability of certain Persons to engage in Restricted Businesses.

(c)           Except as specifically restricted by Section 7.5(a), the Omnibus Agreement and any other agreement between an Indemnitee and a Group Member, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee.  Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreements of any other Group Member or the partnership relationship established hereby in any business ventures of any Indemnitee.

(d)           Subject to the terms of Section 7.5(a), Section 7.5(b), Section 7.5(c) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) except as set forth in the Omnibus Agreement, the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

(e)           The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

(f)            The term “Affiliates” when used in Section 7.5(a) and Section 7.5(e) with respect to the General Partner shall not include (i) any Group Member or any Subsidiary of the Group Member, or (ii) Jefferies Capital Markets (formerly known as FS Private Investments) and its affiliated funds, any subsequent funds managed by Brian P. Friedman or James L. Luikart or funds managed by an entity controlled by Brian P. Friedman or James L. Luikart.

(g)           Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6             Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a)           The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees).  The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds.  For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.  No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).  The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans.  The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(b)           The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as General Partner of the Partnership.  Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(b) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group.  The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(b).

(c)           The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(d)           Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(d) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.  With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(e)           The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(f)            Without limitation of Sections 7.6(a) through 7.6(e), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

Section 7.7             Indemnification.

(a)           To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership).  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)           To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)           The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)           The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8             Liability of Indemnitees.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b)           Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)           To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d)           Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership’s and General Partner’s directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9             Resolution of Conflicts of Interest.

(a)           Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or any other limited liability company or partnership agreement of any other Group Member whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any other Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership.  The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution.  Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).  The General Partner may also adopt a resolution or course of action that has not received Special Approval.  The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General

Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.  Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership.  In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b)           Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any other Group Member, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreement of any other Group Member, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation.  In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners.  The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business.  No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed 2% of the total amount distributed to all partners.

(c)           Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d)           The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10           Other Matters Concerning the General Partner.

(a)           The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)           The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d)           Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 7.11           Purchase or Sale of Partnership Securities.

Subject to Section 5.12(b)(v), the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities, and such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner.  As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein.  The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.12           Registration Rights of the General Partner and its Affiliates.

(a)           If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be  deferred for up to six months, but not thereafter.  In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states.  Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)           If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the securities of the Holder once the registration statement is declared by the Commission to be effective, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering.  Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)                                  If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters.  Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)                                 The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e)                                  Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13           Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing.  In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1             Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a).  Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2             Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3             Reports.

(a)                                  As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)                                 As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1             Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on a taxable year ending on December 31 or such other period as may be required by law, as determined by the General Partner in good faith. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends.  The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2             Tax Elections.

(a)                                  The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners.  Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b)                                 The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c)                                  Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3             Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4             Withholding.

The General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to the then applicable provision of this Agreement in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1           Admission of Initial Limited Partners.

(a)                                  On the Interim Closing Date, the General Partner, K-Sea Transportation LLC, a Delaware limited liability company, EW Holding Corp., a New York corporation, and K-Sea Transportation Corp., a New York corporation, were admitted to the Partnership as Initial Limited Partners in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them on the Interim Closing Date as described in Section 5.1(b).

(b)                                 Upon the issuance by the Partnership of Common Units to the Underwriters as described in Section 5.3 in connection with the Initial Offering, the General Partner admitted such parties to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

Section 10.2           Admission of Substituted Limited Partners.

By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate or uncertificated Unit representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate or such uncertificated Unit to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner. Notwithstanding the above, if an Assignee is not a U.S. citizen, such Assignee will not be entitled to give written directions or instructions to the General Partner in respect of such voting rights, and the General Partner shall exercise such voting rights in its discretion.

Section 10.3           Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.  Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4           Admission of Additional Limited Partners.

(a)                                  A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

(i)                                     evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

(ii)                                  such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b)                                 Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 10.5           Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1           Withdrawal of the General Partner.

(a)                                  The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)                                     The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii)                               The General Partner is removed pursuant to Section 11.2;

(iv)                              The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)                                 A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)                              (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence.  The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)                                 Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on December 31, 2013, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 2013, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner.  The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1.  Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2           Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates).  Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Common Units voting as a class.  Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3.  The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel.  Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3           Interest of Departing Partner and Successor General Partner.

(a)                                  In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure.  If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner.  In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership or the other Group Members.  For purposes of this Section 11.3(a), the fair market value of the Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner.  In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

(b)                                 If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).  Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner.  For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)                                  If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to (i) the quotient obtained by dividing (x) the Percentage Interest of the Departing Partner by (y) 100% less the Percentage Interest of the Departing Partner multiplied by (ii) the Net Agreed Value of the Partnership’s assets on such date.  In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing Partner was entitled.  In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4           Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1           Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)                                  an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(b)                                 an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c)                                  the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)                                 the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 12.2           Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Unit Majority.  Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs.  If such an election is so made, then:

(i)                                     the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)                               all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership or any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

Section 12.3           Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units.  The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4           Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a)                                  The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree.  If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners.  The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners.  The Liquidator may, in its absolute discretion, distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)                                 Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)                                  All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) and that required to satisfy liquidation preferences of the Series A Preferred Units provided for under Section 5.12(b)(iv) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.5           Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6           Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7           Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8           Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.  The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1           Amendment to be Adopted Solely by the General Partner.

Except as set forth in Section 5.12(b)(v), each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                  a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)                                 admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                                  a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)                                 a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.10 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)                                  a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f)                                    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)                                 an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

(h)                                 any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)                                     an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)                                     an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)                                  a merger or conveyance pursuant to Section 14.3(d); or

(l)                                     any other amendments substantially similar to the foregoing.

Section 13.2           Amendment Procedures.

(a)                                  Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements.  Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion.  A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law.  Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment.  If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment.  The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

(b)                                 Notwithstanding the other provisions hereof, two or more Partners (the “Agreeing Partners”) may with the consent of the General Partner, which consent may be granted or withheld in the sole discretion of the General Partner, enter into an agreement (a “Distribution Sharing Agreement”) so as to provide for the division between the Agreeing Partners of amounts that would otherwise be distributed pursuant to the provisions hereof in respect of Units (the “Identified Units”) that are held by them, provided that the General Partner determines, in its discretion, that such Distribution Sharing Agreement will not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect.  The General Partner may condition any consent upon an agreement as to the manner in which the items of income, gain, loss, deduction and credit of the Partnership that would be allocated to the holders of the Identified Units will be divided among the Agreeing Partners and upon other matters.  Any such Distribution Sharing Agreement will be treated as a part of this Agreement as though it were set out herein verbatim but it shall not affect the ability of the Partners to change the rights of the holders of the Identified Units to distributions pursuant to the provisions hereof determined without regard to the Distribution Sharing Agreement.  Any such Distribution Sharing Agreement may be amended from time to time by the parties thereto to release the provisions thereof after which distributions shall be made to the holders of the Identified Units as is provided herein.

Section 13.3           Amendment Requirements.

(a)                                  Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)                                 Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

(c)                                  Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d)                                 Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)                                  Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4           Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.  Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed.  Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called.  Within 60 days after receipt of such a call from Limited

Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent.  A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.  Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5           Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.  The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6           Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7           Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days.  At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8           Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof.  All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting.  Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9           Quorum.

The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage.  At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner).  In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10         Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.  The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11         Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern).  Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.  The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner.  If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted.  If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12         Voting and Other Rights.

(a)                                  Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)                                 With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry.  The provisions of this Section 13.12(b) (as well as all other provisions of this

Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1           Authority.

The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2           Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner.  If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)                                  the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)                                 the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)                                  the terms and conditions of the proposed merger or consolidation;

(d)                                 the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)                                  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)                                    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g)                                 such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 14.3           Approval by Limited Partners of Merger or Consolidation.

(a)                                  Except as provided in Section 14.3(d) and Section 5.12(b)(v), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)                                 Except as provided in Section 14.3(d) and Section 5.12(b)(v), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority, unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)                                  Except as provided in Section 14.3(d) and Section 5.12(b)(v), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)                                 Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

Section 14.4           Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5           Effect of Merger.

(a)                                  At the effective time of the certificate of merger:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1           Right to Acquire Limited Partner Interests.

(a)                                  Notwithstanding any other provision of this Agreement, if at any time more than 80% of the total Limited Partner Interests of any class then Outstanding is held by the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.  As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b)                                 If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the

Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, or, if uncertificated, upon surrender of evidence satisfactory to the General Partner of ownership of such uncertificated Limited Partner Interests, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate, or other evidence satisfactory to the General Partner of the ownership of any uncertificated Limited Partner Interest, shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, or, if uncertificated, upon surrender of evidence satisfactory to the General Partner of the ownership of such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c)                                  At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender the Certificate evidencing such Limited Partner Interest or, if uncertificated, evidence satisfactory to the General Partner of the ownership of such Limited Partner Interest, to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1           Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below.  Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees.  Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.  The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 16.2           Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3           Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4           Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5           Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6           Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7           Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 16.8           Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9           Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10         Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER

K-SEA GENERAL PARTNER L.P.

By:	K-Sea General Partner GP LLC

	By:	/s/ Timothy J. Casey
Timothy J. Casey
President

LIMITED PARTNER

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

By:	K-SEA GENERAL PARTNER L.P., as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6

By:	K-Sea General Partner GP LLC

	By:	/s/ Timothy J. Casey
Timothy J. Casey
President

Signature Page to Fourth Amended and Restated Agreement of Limited Partnership

EXHIBIT A

TO THE FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
K-SEA TRANSPORTATION PARTNERS L.P.
CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN
K-SEA TRANSPORTATION PARTNERS L.P.

No.	Common
Units	CUSIP 48268Y 10 1
See reverse for certain definitions

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of                             Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate.  The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Tower Center Boulevard, 17th Floor, East Brunswick, New Jersey 08816.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile Seal of the Partnership and the facsimile signatures of its duly authorized officers.

K-Sea Transportation Partners L.P.				Dated:

Countersigned and Registered:
By:	K-Sea General Partner L.P., its General
Partner

	By:	K-Sea General Partner GP LLC,
its General Partner

By:
			President and Chief		Transfer Agent and Registrar
Executive Officer

		By:			By:
			Chief Financial Officer		Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	a tenants in common	UNIF GIFT MIN ACT
TEN ENT—	As tenants by the entireties	Custodian
		(Minor)	(Cust)
JT TEN—	as joint tenants with the right of survivorship and not as tenants in common	under Uniform Gifts to Minors (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
K-SEA TRANSPORTATION PARTNERS L.P.
IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
DUE TO TAX SHELTER STATUS OF K-SEA TRANSPORTATION PARTNERS L.P.

You have acquired an interest in K-Sea Transportation Partners L.P., One Tower Center Boulevard, 17th Floor, East Brunswick, New Jersey 08816, whose taxpayer identification number is 20-0194477. The Internal Revenue Service has issued K-Sea Transportation Partners L.P. the following tax shelter registration number: .

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN K-SEA TRANSPORTATION PARTNERS L.P.

You must report the registration number as well as the name and taxpayer identification number of K-Sea Transportation Partners L.P. on Form 8271.  FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN K-SEA TRANSPORTATION PARTNERS L.P.

If you transfer your interest in K-Sea Transportation Partners L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of K-Sea Transportation Partners L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest.  Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or

6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and	(Please insert Social Security or other
Address including zip code of Assignee)	Identifying number of Assignee

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                       as its attorney-in-fact with full power of substitution to transfer the same on the books of K-Sea Transportation Partners L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

Signature(s) Guaranteed

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge.  A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

EXHIBIT B

TO THE FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
K-SEA TRANSPORTATION PARTNERS L.P.
CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN
K-SEA TRANSPORTATION PARTNERS L.P.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fourth Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership for the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a Party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number of Assignee		Signature of Assignee

Purchase Price including commissions, if any		Name and Address of Assignee

1.	Type of Entity (check one):
	☐ Individual	☐ Partnership	☐ Corporation
	☐ Trust	☐ Other (Describe)

2.	Nationality (for taxation purposes) (check one):
	☐ U.S. Citizen	☐ Non-resident Alien

☐ Foreign Corporation

If a U.S. Citizen, Resident or Domestic Entity box is checked, Certification B-1 must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.  To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies as set forth in B-1 (or, if applicable, certifies the following on behalf of itself and the interestholder).

3.	Citizenship (for Maritime purposes—see Maritime Citizenship definitions below) (check one):

	☐ Citizen of the United States	☐ Non-Citizen of the United States

If a Citizen of the United States box is checked, Certification B-2 must be completed.

Under Part 67 of Title 46 of the Code of Federal Regulations (CFR), if the undersigned is an individual, the undersigned is deemed a Citizen of the United States (for maritime purposes) if the undersigned is:

• native born, or

• naturalized, or

• a derivative Citizen of the United States, or

• otherwise qualifies as a United States Citizen.

If the undersigned is a Partnership, Limited Liability Company or Limited Partnership, the entity is deemed a Citizen of the United States (for maritime purposes) if the undersigned is:

• organized under the laws of the United States or a State, and

• each general partner or manager is a Citizen of the United States, and

• not less than 75.0% of the interest and voting power of the partnership, limited liability company or limited partnership is ultimately held by Citizens of the United States free of any voting trust, fiduciary arrangement or other agreement, arrangement or understanding whereby non-citizens may directly or indirectly assert control.(1)

If the undersigned is a Corporation, the undersigned is deemed a Citizen of the United States (for maritime purposes) if the undersigned is:

• organized under the laws of the United States or a State, and

(1)                                 If the stock, partnership interest, limited liability company interest or any other interest is owned by a corporation, partnership, limited liability company or other entity, each such entity must qualify as a Citizen of the United States and must complete an Application for Transfer of Common Units.  Correspondingly, if the ownership interest is divided into classes, groups, etc., the U.S. citizenship requirements will apply to each such class or group of partnership interest and Application for Transfer of Common Units.

• each of its president or other chief executive and the chairman of its board of directors is a Citizen of the United States, and

• no more than a minority of the number of its directors necessary to constitute a quorum for the transaction of business are non-Citizens of the United States, and

• not less than 75.0% of the shares (beneficially and of record) are owned by Citizens of the United States.(2)

(2)                                 If the undersigned is a trust, joint venture, association or other entity, the undersigned is deemed a Citizen of the United States (for maritime purposes) if (a) all of the members and beneficiaries of the trust, joint venture, association or other entity are Citizens of the United States, (b) the trustee or other representative of the undersigned is a Citizen of the United States, and (c) not less than 75.0% of the interest and voting power of the trust, joint venture, association or other entity is ultimately held by Citizens of the United States.

Certification B-1

Complete Either A or B:

A.                                    Individual Interestholder

1.                                      I am not a non-resident alien for purposes of U.S. income taxation.

2.                                      My U.S. taxpayer identification number (Social Security Number) is .

3.                                      My home address is .

B.                                    Partnership, Corporation or Other Interestholder

1.                                                                                      is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.                                      The interestholder’s U.S. employer identification number is .

3.                                      The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Assignee

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function.  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

Certification B-2

Complete Either A or B or C:

A.                                    Individual Interestholder

I certify that I qualify as a United States Citizen (as defined in the Application for Transfer of Common Units to which this Certification is attached) because:

1.                                      I am native born, or

2.                                      I am naturalized, or

3.                                      I am a derivative citizen, or

4.                                      I otherwise qualify as a United States Citizen.

B.                                    Partnership, Limited Liability Company, Limited Partnership, or Other Interestholder

1.                                      is a United States Citizen (as defined in the Application for Transfer of Common Units to which this Certification is attached), and

2.                                      is organized under the laws of the United States or a State, and

3.                                      Each general partner or manager is a United States Citizen, and

4.                                      Not less than 75.0% of the interest and voting power in is ultimately held by United States Citizens.

C.                                    Corporation

1.                                      is a United States Citizen (as defined in the Application for Transfer of Common Units to which this certification is attached), and

2.                                      is organized under the laws of the United States or a State, and

3.                                      The president or other chief executive and the chairman of the board of directors is a citizen (if relevant), and

4.                                      No more than a minority of directors necessary to constitute a quorum for the transaction of business are non-citizens, and

5.                                      Not less than 75.0% of the interest and voting power in is ultimately held by United States Citizens.

D.                                    Trust

1.                                      is a United States Citizen (as defined in the Application for Transfer of Common Units to which this certification is attached), and

2.                                      The trustee or other representative of is a United States Citizen, and

3.                                      Not less than 75.0% of the interest and voting power in is ultimately held by United States Citizens.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Assignee

Signature and Date

Title (if applicable)

Note:  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function.  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or agent of any of the foregoing, the above certification shall be made both as to (a) such broker, dealer, bank, trust company, clearing corporation, other nominee owner or agent and (b) any person for whom the Assignee will hold the Common Units based on a similar certification from such beneficial owner.

EXHIBIT C

TO THE FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
K-SEA TRANSPORTATION PARTNERS L.P.

SERIES A CONVERSION NOTICE

[DATE]

K-Sea Transportation Partners L.P.:

The undersigned hereby elects to convert the number of Series A Convertible Preferred Units (“Series A Preferred Units”) of K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), indicated below into the number of common units (“Common Units”) of the Partnership indicated below.  If Common Units are to be issued in the name of a person other than the holder of such Series A Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Number of Series A Preferred Units to be Converted:

Name(s) in which Common Units are to be Issued:

Number of Common Units to be Received by Holder (or designated recipients):

[HOLDER]

BY:
NAME:
TITLE:

C-1

EXHIBIT D

TO THE FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
K-SEA TRANSPORTATION PARTNERS L.P.

SERIES A FORCED CONVERSION NOTICE

[DATE]

[HOLDER]:

K-Sea Transportation Partners L.P. (the “Partnership”) hereby elects to force conversion of the Series A Preferred Units (“Series A Preferred Units”) of the Partnership pursuant to Section 5.12(b)(viii)(C) of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership.  The Series A Preferred Units will be converted into the number of common units (“Common Units”) of the Partnership indicated below.  If Common Units are to be issued in the name of a person other than the holder of such Series A Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Series A Conversion Rate as of the
Series A Forced Conversion Notice Date:

Number of Common Units to be
Received by Holder (or designated recipients):

K-SEA TRANSPORTATION PARTNERS L.P.

BY: K-SEA GENERAL PARTNER L.P.,
ITS GENERAL PARTNER

	BY:	K-SEA GENERAL PARTNER GP LLC, ITS GENERAL PARTNER

BY:
NAME:
TITLE:

D-1